WHEN RECORDED RETURN TO:
Summit County Clerk
Summit County Courthouse
60 North Main
Coalville, Utah  84017


                   AMENDED AND RESTATED DEVELOPMENT AGREEMENT
                     FOR THE CANYONS SPECIALLY PLANNED AREA

                     SNYDERVILLE BASIN, SUMMIT COUNTY, UTAH


     THIS AMENDED AND RESTATED DEVELOPMENT AGREEMENT (the "Amended Agreement") is entered into as of this 15th day of November, 1999, by and among ASC Utah, Inc., d.b.a. The Canyons, American Skiing Company Resort Properties, Inc. (collectively the "Master Developer"), the group of landowners that are listed as Participating Owners and are signatories hereto (collectively the "Participating Landowners"), and Summit County, a political subdivision of the State of Utah, by and through its Board of County Commissioners ("the County").

                                    RECITALS

         A. Master Developer and Participating Landowners (collectively the "Developers") are the owners, legal representatives of the owners, or lessees under long-term leases of approximately 7768 acres of land and appurtenant real property rights located in Summit County, Utah, the legal description and ownership maps of which are provided in Ordinance 333-A (the "Property").

         B. On July 6, 1998, the County adopted and approved Ordinance 333, which established an initial Specially Planned Area ("SPA") Zone District for a portion of the Property. The initial SPA Plan for The Canyons SPA Zone District was implemented by Ordinance 334, a Development Agreement among the County and various of the Developers (the "Original Development Agreement").

         C. The Original Development Agreement contemplated the need to amend the SPA Zone District and SPA Plan in the future to provide for its expansion and to create a master planned resort community as depicted in The Canyons SPA Plan Book of Exhibits attached hereto and incorporated herein.

         D. The County and the Developers desire to amend and restate the Original Development Agreement to provide for the vesting of certain additional land use designations, densities, development configurations, and development standards included in The Canyons SPA Master Development Plan, as reflected on Exhibit B hereto.

         E. The County, through the adoption of this Amended and Restated Development Agreement (the "Amended Agreement"), desires to establish The Canyons Resort and Resort Community under the SPA provisions of the Snyderville Basin Development Code ("Code") and the Snyderville Basin General Plan ("General Plan") for the purpose of implementing development standards and processes that are consistent therewith. The Developers and the County desire to clarify certain standards and procedures that will be applied to certain additional approvals contemplated in connection with the development of The Resort and Resort Community, as well as the construction of improvements that will benefit the Property, and to establish certain standards for the phased development and construction of the Resort Community and certain improvements, and to address requirements for certain community facilities and amenities. The County also desires to receive certain public benefits and amenities, and the Developers are willing to provide these public benefits and amenities in consideration of the agreement of the County to provide increased densities and intensity of uses in the Resort and Resort Community pursuant to the terms of this Amended Agreement.

        F. This Amended Agreement amends and restates the Original Development Agreement and specifically implements The Canyons SPA Zone District as established by Ordinance 333-A in accordance with the General Plan and the Code.

        G. The County, acting pursuant to its authority under Utah Code Annotated Section 17-27-101 et seq., the Code, and the General Plan, has made certain determinations with respect to The Canyons SPA Plan, and in the exercise of its legislative discretion has elected to approve the use, density, and general configuration of The Canyons SPA Plan resulting in the negotiation, preparation, consideration, and approval of this Amended Agreement after all necessary public hearings.


                                    FINDINGS

        1. Following lawfully advertised public hearings on May 18, May 24, and June 3, 1999, the Resort and Resort Community received a recommendation for approval through an Amended Development Agreement by action of the Snyderville Basin Planning Commission taken on June 15, 1999. The Board of County Commissioners held a lawfully advertised public hearing on September 23, 1999, and during a lawfully advertised public meeting on November 8, 1999, approved The Resort and Resort Community under the process and procedures set forth in the Code and the General Plan. The terms and conditions of approval are incorporated fully into this Amended Agreement. In making such approval, the Board of County Commissioners made such findings of fact and conclusions of law as are required as a condition of the approvals, as reflected in the staff recommendation adopted with any modifications, as reflected in the minutes of the above-referenced public meetings, and as reflected by the other enumerated findings herein.

        2. The Canyons SPA Plan involves phased plat and site plan applications, and has a cumulative proposed project size in excess of 100 acres.

        3. The Canyons SPA Plan, as reflected in and conditioned by the terms and conditions of this Amended Agreement, is in conformity with the General Plan, any existing capital improvements programs, the provisions of the Code, to include concurrency and infrastructure requirements, and all other development requirements of Summit County.

        4. The Canyons SPA Plan includes a number of amenities which are located on various Project Sites. The provision of these amenities, or the provision of land upon which to construct these amenities, has been taken into consideration by Summit County in granting increased residential and commercial densities on those Project Sites. This includes, among other things, the reservation of land for Golf, Trail, and Buffer areas.

        5. The Canyons SPA Plan contains outstanding features that advance the policies, goals, and objectives of the General Plan beyond mere conformity, including the following: (i) agreements with respect to design controls and limitations to minimize the visual impact of the development; (ii) the clustering and appropriate location of density; (iii) the creation of a significant trail system and park area connections and improvements; and (iv) the provision for specialized programs, facilities, and amenities to offset development impacts.

        6. There exists adequate provision for mitigation of all fiscal and service impacts on the general public.

        7. The Canyons SPA Plan meets or exceeds development quality and aesthetic objectives of the General Plan and the Code, is consistent with the goal of orderly growth in the Snyderville Basin, and minimizes construction impacts on public infrastructure within the Basin.

        8.  There  will  be  no   construction   management   impacts  that  are
unacceptable to the County.

        9. The Developers have committed to comply with all appropriate Concurrency and Infrastructure requirements of the Code, and all appropriate criteria and standards described in this Amended Agreement, including all applicable impact fees to the County and its Special Districts.

        10. The proposed development reasonably assures that life and property within the Snyderville Basin is protected from any adverse impact of this development.

        11. The Developers shall take appropriate measures to prevent harm to neighboring properties and lands from development, including nuisances.

        12. Throughout the period since the approval of the Original Development Agreement, during which time the Master Developer has been preparing to amend the Original Development Agreement, the County has encouraged the Master Developer to employ innovative land planning concepts within The Canyons SPA Plan in order to cluster and appropriately locate development density, preserve sensitive lands, create significant private and public recreational amenities, open spaces, and trails, and provide principally a mix of destination accommodations, commercial uses, and other resort support housing, facilities, amenities, and programs that will be carried out within The Canyons SPA Plan and within Summit County in furtherance of the goals of the General Plan.
        13. A  Statement  of  Global  Principles,  which is  attached  hereto as
Exhibit  A.1,  was  applied  to The  Canyons  SPA  Plan to  guide  planning  and development. The Global Principles established certain requirements and standards in addition to the standards delineated in the Code and the General Plan. The Global Principles are implemented through the regulation and monitoring of subsequent Development Approvals (as defined below) pursuant to the terms of this Amended Agreement, and as incorporated herein shall apply, according to their terms, to all Development Approvals within The Canyons SPA Plan. The Global Principles and how each is satisfied by this Amended Agreement are set forth below.

        A. Comfortable Carrying Capacity in the Ski Area. The on-mountain comfortable carrying capacity shall exceed the bed base at any given time.

        B. Allowable Density in The Canyons SPA. The total density within The Canyons SPA takes into account comfortable carrying capacity; design guidelines that comply with the policies of the General Plan and the Code; the Global Principles; the mitigation of on- and off-site impacts; and a substantial level of economic and tax base benefits that will accrue to the County.

        C. Required Unit Configurations and Occupancy for all Development in The Canyons Resort Community to Maximize Resort/Guest Accommodation and
        Minimize Private Residences. This principle is met through the limitation requiring that no less than 80% of all beds in the Resort Center are allocated to resort and guest accommodations, and within the Resort Core, no less than 90% of the beds are allocated to resort and guest accommodations.

        D. Development Phasing. This Amended Agreement balances the development of resort accommodations with the comfortable carrying capacity of the Resort by requiring that development generally begin in the Resort Core and move outward.

        E. Provisional Open Space. In the original SPA Ordinance, as a condition of receiving the Phase I approvals, all remaining lands owned or controlled by several of the Developers were classified as Provisional Open Space and restricted from development until the balance of the property received master plan approval. This Amended Agreement establishes classes of open space which serve to ensure the adequate protection and long term viability of open space within The Canyons SPA Zone District.

        F. Development Pattern. This Amended Agreement clusters development and maximizes open space.

        G. Resort Support and Mountain Recreation Development. This Amended Agreement defines guidelines for on-mountain development, which includes some on-mountain guest accommodation while limiting such accommodations to a unique rustic mountain character designed in harmony with the natural landscape.

        H.  Provision  of  On-Mountain   Amenities.   Uniquely  designed  resort
        amenities and accommodations will be allowed at mid-mountain.

        I. Viewshed. This Amended Agreement establishes procedures for the protection of viewsheds.

        J. Viewshed Criteria. This Amended Agreement implements visual quality objectives consistent with the General Plan through defined viewshed protection requirements as part of the design criteria in the Viewshed and Visual Quality Analysis and Plan attached hereto as Exhibit H.1.

        K. Environmental Enhancement, Conservation, and Preservation. This Amended Agreement enhances the environment, conservation, and preservation through a Natural Resource Management Plan and a Watershed Master Plan for the Willow Draw Area, and through the incorporation of "green" design principles including energy efficiency and building techniques. The Amended Agreement further complies with this Global Principle through the implementation of the recommendations in the Natural Resources Management Plan and the Watershed Management Plan.

        L. Employee Housing. Employee housing will be provided for a substantial number of resort employees in the Resort Center consistent with The Canyons Employee Housing Needs Assessment and Proposed Mitigation Plan. The balance of identified employee housing needs will be provided elsewhere in the Snyderville Basin/Park City area.

        M. Economic Base. This Amended Agreement will result in substantial positive tax benefits to the County and others.

        N. Transportation. This Amended Agreement provides for the implementation of a comprehensive transportation plan, which includes the following components: (i) cooperation in the creation of a regional transportation system; (ii) linkages to the Salt Lake City area, including the airport, via various forms of transit for employees and guests; (iii) an internal transportation system within The Resort and Resort Community including valet service, shuttle buses, and a people mover; (iv) a comprehensive pedestrian trail system; and (v) incentives to encourage the implementation of this policy.

        O. Highway 224 and Resort Entry. A significant open space buffer will be created along Highway 224 to establish a "green" setting, including portions of a golf course and the Millennium Trail, and a special study for Highway 224 landscape enhancements.

        P. Benchmark Assessments of Resort Development, Impacts, and Programs. This Amended Agreement provides detailed mechanisms for linking phased growth with mitigation measures, and for evaluating these benchmarks, ensuring that policies of concurrency are met.

        Q. Development Design Criteria. This Amended Agreement provides architectural guidelines to assure unique architectural character and the highest standards of design quality and construction. The guidelines will be enforced in part by The Canyons Resort Village Management Association (the "RVMA") and The Colony Master Association.

        R. Master Community and Resort Facility, Amenity, Recreation, Cultural Arts, and Marketing Program. This Amended Agreement provides for a recreation master plan to be developed, resort amenities to be provided, a public art implementation and management program to be instituted, and continuing cooperation with the County, the Special Recreation District and the Park City/Summit County Arts Council. A resort-wide marketing program will be administered and paid for through The Canyons Resort Village Management Association.

        S. Community Integration. This Amended Agreement provides for the establishment of a "good neighbor" policy to provide accessibility to the resort amenities by the community. A community integration plan is being developed which establishes appropriate buffers between the Resort Community and existing residential neighborhoods but also defines linkages through appropriate trail connections and other means.

        T. Infrastructure Maintenance and Management. This Amended Agreement provides for the maintenance of two master associations, one for The Colony and one for the balance of The Canyons SPA. Each master association will provide for the maintenance and management of all infrastructure owned and controlled by that master association. All areas of mutual interest shall be maintained and managed through a Joint Operating Agreement between the Master Associations.

        U. Construction Mitigation and Management. This Amended Agreement provides for mitigation and management measures to be in effect for each phase of development to assure compliance with the Code, in accordance with Exhibit F hereto.

        14. The Global Principles, in addition to other requirements, contain a set of conceptual "Benchmarks", intended to provide quantitative and qualitative measurement of the performance of the Project in relation to policies established in the General Plan, the Code, The Canyons SPA Plan, and this Amended Agreement. These Benchmarks have been integrated into Collective Standards, included in this Amended Agreement, that will regulate development of The Canyons SPA Plan.

        15. The County and the Developers desire that the development of The Canyons SPA Plan pursuant to this Amended Agreement will result in significant benefits to the County, other local public agencies, and the residents and visitors to the County. The Master Developer and Participating Landowners, by providing assurances that they will comply with this Amended Agreement, the General Plan, and the Code, commit to achieve the range of public benefits that have been identified in conjunction with the development contemplated by The Canyons SPA Plan. Consistent with this commitment, the County has determined that development of the Project will result in the following specific public benefits, without limitation:

                 (a) Fiscal Benefits. The County finds that the Project will continuously produce revenues to local agencies in excess of the costs of providing public services associated with or as a result of the Project.

                 (b) Environmental Benefits. A Natural Resources Management Plan has been developed for the West Mountain Neighborhood Area. Its implementation over time, in addition to the planned dedication of open space lands, will improve and sustain the environmental quality of the entire Area. All sensitive lands will be protected and enhanced, degraded habitats will be restored, revegetation of highly visible presently denuded slopes will be conducted, and wildlife corridors enhanced and maintained. In particular, the Willow Draw Development Area will see substantial restoration in conjunction with the construction of a golf course.

                 (c) Preservation of Open Space. An Open Space and Viewshed Protection Plan is included as part of The Canyons SPA (the "Open Space Plan"). The Open Space Plan designated more than 90% of all land within the Project as open space. The Open Space Plan and the obligations of the Developers under this Amended Agreement secure the overwhelming majority of the open space indicated in the General Plan for the West Mountain Neighborhood. In addition, the Project has transferred density from certain parcels totaling approximately 95 acres outside of the Project, thus restricting these parcels to open space and contributing to the County's broader open space goals and objectives. The open space lands within the Project will include land for recreation, preservation, buffers, and parks and trails.

                 (d) Housing. In addition to providing housing opportunities for seasonal residents and guests, the RVMA will construct rental housing and provide financial subsidies that will produce housing units for employees of The Resort and a portion of The Resort Community, as set forth elsewhere in this Amended Agreement.

                 (e) Community  Facilities.  This Amended Agreement provides for the construction or provision of a range of community facilities, which will be incorporated into The Resort and Resort Community including a new fire station site; a public golf course; an amphitheater; a pedestrian-scale "base village" providing shopping opportunities and a venue for cultural events; improvements to the Highway 224 Corridor; an innovative internal circulation system built around a "people mover" system; support for a regional transit system; construction and operation of diverse convention facilities that will accommodate large conferences and local meetings and events; and dedication of a public use trail easement and construction of trail linkages to the Great Western and Millennium Trails.

                 (f) Community Programs. The Resort and Resort Community will provide a variety of special programs that benefit local residents including a discount skiing program, an honor roll program, annual contributions to the Park City School District's Aspiration Program, and access to resort facilities for community-sponsored events.

        16. Prior to or contemporaneously with the approval of this Amended Agreement, the County has adopted an amendment to the Code and the Zoning Map classifying the Property as The Canyons SPA Zone District and therein setting forth such land use classifications, residential and commercial densities, and development locations as are permitted under this Amended Agreement. The Canyons SPA Zone District does not constitute in itself a vested development right for these approvals. This Amended Agreement shall provide such vesting as described hereunder.

        17. The Board of County Commissioners acting pursuant to its authority under Utah Code Annotated 17-27-101 et seq., as well as its regulations and guidelines, in the exercise of its legislative discretion, expressly finds that The Canyons SPA Plan is exempt from the application of the Code solely to the extent that such a finding may be a condition precedent to approval of this Amended Agreement. Where there is a direct conflict between an express provision of this Amended Agreement and the Code or the General Plan, this Amended
Agreement shall take precedence; otherwise, the Code or the General Plan provision shall control.

        18. The Original Development Agreement, and any subsequent amendments thereto, are incorporated by reference into this Amended Agreement as if fully set forth herein. To the extent that a conflict exists between the Original Development Agreement and any subsequent amendments and this Amended Agreement, the terms of this Amended Agreement shall govern.

        19. All existing and vested "uses" within the Canyons SPA Zone District are "legal non-conforming uses" under the Snyderville Basin Development Code and shall not have any additional rights or entitlements under this Amended Development Agreement, except as otherwise authorized by Section 8.1 of the Code.

        NOW, THEREFORE, THE COUNTY AND THE DEVELOPERS HEREBY AGREE AS FOLLOWS:


                                    ARTICLE 1
                                   DEFINITIONS

        Unless otherwise defined herein, as used in this Amended Agreement the following terms, phrases, and words shall have the meanings and shall be interpreted as set forth below:

         "Amended  Agreement"  means  this  Amended  and  Restated   Development
Agreement.

        "Adopting Ordinance" means Ordinance Number 334A, entitled: "Amended and Restated Development Agreement by and between Summit County and ASC Utah, Inc., d.b.a. The Canyons, et al. Dated November 8, 1999, and Effective November 23, 1999," which approves this Amended Agreement.

         "Book of Exhibits" means the portion of The Canyons SPA Plan that shall contain the overview of the Canyons Resort Community, Global Principles and Policies, and concept and specific plans that shall be used to guide all development in the Amended Canyons SPA, and all other specific development parameters and regulations (which are in addition to those already contained within the Code and General Plan), and developer obligations, commitments, and contributions for carrying out the development in accordance with The Canyons SPA Plan, including the following exhibits which are attached to and incorporated by reference into this Amended Agreement as follows:

A.      Global Principles and Policies
B.      The Canyons SPA Master Development Plan
C.      Architectural Guidelines
D.      Parking Plan
E.      The Canyons Resort Village Management Agreement
F.      Construction Mitigation and Management Plan
G.      Natural Resources Management Plan
H.      Open Space and Viewshed Protection Plan
I.      Recreation, Amenities, Arts, and Trails Plan
J.      The Canyons Infrastructure Master Plan, Final Report
K.      Transfer of Development Rights
        Technical Appendix A - Affordable Employee Housing Study and Scope of Work Technical Appendix B - Fiscal Impact Analysis for The Canyons SPA Plan Build Out Technical Appendix C - Transportation Program Including Existing Conditions and Plan Scopes of Work

        "Collective Standards" means the local land use regulatory standards that will apply to the Project Sites including this Amended Agreement, the Canyons SPA (zoning ordinance), the Canyons SPA Plan, and other rules, regulations, official policies, ordinances, and resolutions adopted by the County in effect and applicable to the Property on the Effective Date, including, but not limited to the General Plan, the Code, and all other ordinances, codes, rules, and regulations of the County.

        "Commercial/Retail/Support Units" means office uses, shops, stores, cafes, restaurants, skier services, service space, meeting and conference space, and health and fitness facilities.

        "Condominium Plat" means a survey description and map of a condominium interest in a structure for the purposes of conveying title.

        "Condominium   Unit"  means  an  individual  air  space  unit  within  a
structure, together with the interest in the common elements appurtenant to said unit.

        "Density" means the maximum gross building area permitted for each parcel as shown in Exhibit B.2.

        "Developers  or  Developer"   means  the  Master  Developer  and/or  the
Participating Landowners.

        "Development Areas" means the following areas identified for development within The Canyons SPA for purposes of determining allowable uses, density, and configuration, as described and depicted in Exhibit B.1 hereto:

        Resort Core
        Willow Draw
        Red Pine Road
        Frostwood
        Lower Village
        Red Pine Village
        Red Pine Lake
        Tombstone
        Silver King Mines
        Mines Ventures
        The Cove
        The Colony

        "Director" means the Director of the Summit County Department of Community Development or his authorized designee.

        "Effective Date" means the effective date of the Summit County Ordinance that approves this Amended Agreement.

        "Hotel/Lodge" means a building or buildings containing hotel/lodging units and accessory space and uses.

        "Hotel/Lodging Unit(s)" means a unit which shall contain attributes of a hotel of facility established for similar purposes and which shall be available for short term occupancy by the unit owner or others. Attributes shall include:

        Central reservation service for all units, including central check-in with full-time front desk service, bellhops, and concierge, operated by the owner/operator, a property management company chosen by the owners' association, or as a function of the owner's association;

        Central access to the building, with no private entrances for individual units or wings, except in structures which include up to but not to exceed four dwelling units, unless otherwise approved by the Director;

        Pedestrian traffic funneled through a central lobby area, except in structures which include up to but not to exceed four dwelling units, unless otherwise approved by the Director;

        Centralized parking, with no assigned spaces, except in structures which include up to but not to exceed four dwelling units, unless otherwise approved by the Director;

        Utilities centrally controlled, including cable television, telephone, electricity, gas, and water; and

        Limited storage area for owners.

        "Low Impact Permit" means a low impact permit as described in the Code.

        "Master Developer" means, collectively, ASC Utah, Inc., d.b.a. The Canyons, and American Skiing Company Resort Properties, Inc., or successor entity.

        "Master Plan" means the master plan for The Canyons SPA attached hereto as Exhibit B.

        "Participating Landowners" means all of the persons who own land within the SPA and who are parties to this Amended Agreement.

        "Plat" means the legal map of a subdivision.

        "Planning Commission" means the Snyderville Basin Planning Commission.

        "Project" means all of the master planned development contemplated under this Amended Agreement.

        "Project Site" means a predetermined location of development within a Development Area within The Canyons SPA Zone District, as described and depicted in Exhibit B hereto.

        "Property Report" means a disclosure statement required by the State of Utah for a project involving timeshare estates or fractional interests that shall be delivered by the Developer to the purchaser at the time of contract execution or, if no contract is executed, prior to the date of transfer. In addition to the State's requirements, the Property Report shall include a detailed statement of the zoning and allowed use of the property and implications of converting property to a "primary residential dwelling unit" as described in Section 3.14 of this Amended Agreement.

        "Residential Unit(s)" means a dwelling unit which may be used as a primary residence. The location and number of residential units is established in Exhibit B.2.

        "Resort" means The Canyons Resort owned and operated by ASC Utah, Inc., d.b.a. The Canyons, or its successor, including the skiing and related facilities.

        "Resort Center" means the following  development areas: (1) Resort Core;
(2) Lower Village; (3) Red Pine Road; (4) Frostwood; (5) Willow Draw; and (6) The Cove.

        "Resort Community" means the residential, recreational (other than the Resort), and commercial real estate development to be constructed within The Canyons SPA.

        "RVMA" means The Canyons Resort Village Management Association.

        "Site Plan" means a development plan of one or more lots on which is shown (1) the existing and proposed conditions of the lot, including but not limited to topograph, vegetation, drainage, flood plains, wetlands and waterways; (2) the location of all existing and proposed buildings, drives, parking spaces, walkways, means or ingress and egress, drainage facilities, utility services, landscaping, structures, signs, lighting, and screening devices; (3) the location of building pads for all buildings; and (4) the location and extent of all external buffers from surrounding areas.

        "Sketch Plan" means a sketch preparatory to an application for site plan or subdivision plat review and consideration by Summit County. The Sketch Plan contains sufficient information, in graphic and text form, to adequately describe to the satisfaction of the director the applicant's intentions with regard to site layout and compliance with the General Plan, the Code, and this Amended Agreement.

         "SPA" means Specially Planned Area, as that phrase is defined in the Code.

        "Staff" means the staff of the Community Development Department of Summit County.

        "Statement of Global Principles" means those mandatory development principles and standards established in The Canyons SPA Plan, attached as Exhibit A.1 hereto, which are in addition to the development standards delineated in the Code and General Plan, which shall be used to guide all development within The Canyons SPA and which shall apply, as described herein, to both Project Sites within The Canyons SPA and to all amendments to The Canyons SPA and SPA Plan.

        "Subdivision" means the division of any tract or parcel of land, with or without improvements thereon, into two or more lots, tracts, parcels, or separate interests, including leasehold interests, condominium units, commercial uses, interests in common or other divisions for the purpose, whether immediate or future, of sale or development of land. Subdivision shall also mean condominiumization and shall specifically include the division or conversion of any existing units, office or other building or portion thereof into condominiums, or timeshare estates, or fractional interests.

        "The Canyons SPA" means the zone district adopted by Ordinance 333-A for the purposes of permitting the adoption of a comprehensive development plan specifically required to implement the unique uses, densities, development locations, and programs and other features necessary for the development of The Canyons SPA Plan.

        "The Canyons SPA Plan" means the comprehensive plan set forth in this Amended Agreement which sets forth the development parameters, development approval processes, land use locations and configurations, densities, resort buffer edge, trails and other open space within The Canyons SPA, the approximate location of public amenities that serve Project Sites within the Property, phasing, and all other Developer obligations, commitments, and contributions made to carry out the development within The Canyons SPA in accordance with the Code, all as depicted and described in the Book of Exhibits.

        "Timeshare Estate or Fractional Ownership Interest" means a right to occupy accommodations during certain time periods, with an undivided fractional fee interest in real property by which the owner receives only the right to use the accommodation as provided by contract, declaration, or other instrument defining a legal right. During their interval use, owners may, as prescribed in applicable Condominium Declarations, either occupy the unit, trade the use period for use in an exchange program, or rent the unit to the general public through the rental program operated by the rental manager used by the owners' association. All furniture and fixtures within the units are owned in common by the association and owners are prohibited from altering the furniture or fixtures and the interior of the unit in any way.

        "TDR (Transfer of Development Rights)" means a development technique which allows a land owner to separate the rights to develop his land from the land itself and to transfer those rights to other land.

        Sending Area. An area of land from which existing development rights may be separated and conveyed to other property.

        Receiving Area. An area of land to which additional development rights may be conveyed from the sending area.


                                    ARTICLE 2
                               PROJECT DEVELOPMENT

        Section 2.1 The Property. The Property that is the subject of this Amended Agreement is described and depicted in Summit County Ordinance 333-A. No additional property may be added to the Property that is the subject of this Amended Agreement other than by amendment to Ordinance 333-A and this Amended Agreement as provided herein. Unless expressly set forth herein, no provisions of this Amended Agreement shall affect any land other than the Property as described herein.

        Section 2.2 Incorporation of Original Development Agreement and Prior Approvals. The Original Development Agreement, which is incorporated herein by reference, vested certain development rights (the "Prior Approvals"). Where a conflict exists between the provisions of the Original Development Agreement and this Amended Agreement, the provisions of this Amended Agreement shall govern. These Prior Approvals include:

          2.2.1 The Canyons Resort Center. For the Project Sites designated within the original Canyons SPA Plan as the Grand Summit Hotel, the Forum, the Pedestrian Plaza, the T1 Village Station, the Sundial
          Lodge, and the Resort Services Building (collectively "The Canyons Resort Center Sites"), approval of the Original Development Agreement constituted final Plat and Site Plan approval in accordance with the requirements of the Code, General Plan, and Global Principles as implemented therein. All of The Canyons Resort Center Sites are required to be developed in accordance with all applicable regulations and conditions (to include those mandated by the Original Development Agreement and the Original Canyons SPA Plan Book of Exhibits), design standards, and final Site Plans or Final Subdivision Plats pertaining to each particular Site. Failure to so comply is grounds for revocation of final Site Plan or Subdivision Plat approvals or denial or revocation of building permits issued pursuant to such final Site Plan or Final Subdivision Plat.

          2.2.2 Ski 98. For the Project Site designated as "Ski 98", which constitutes a Low Impact Development Activity under the Code, approval of the Original Development Agreement constituted an approved use and density in accordance with the original Canyons SPA Plan Book of Exhibits; however, the Developers were only allowed to implement such uses and densities through the acquisition of a Low Impact Permit by the Director pursuant to the Code and any other standards and requirements set forth in the original Canyons SPA Plan Book of Exhibits, including the Statement of Global Principles as implemented therein.

          2.2.3 The Canyons Drive. For The Canyons Drive, now known as The Canyons Resort Drive, approval of the Original Development Agreement constituted an approval of the Final Road Dedication Plat, as included in the original Canyons SPA Plan Book of Exhibits. The Original Development Agreement also constituted the County's acceptance of The Canyons Resort Drive road dedication as a public thoroughfare upon completion of the roadway and approval of the work by the County Engineer. The Developer was required to establish an acceptable Development Improvements Agreement for The Canyons Resort Drive and all internal private roadways as depicted in the original Canyons SPA Plan, including a re-vegetation and planting plan, as required by the Code, prior to any construction related to the improvements. The Master Developer has appropriately reserved therein an easement for multiple transportation towers to support a transportation system in the median of the roadway. Notwithstanding the County's agreement to maintain The Canyons Resort Drive as a public thoroughfare, the Developers shall have a right of ingress and egress to maintain the landscaping within the rights-of-way by a separate right-of-way landscape maintenance agreement, which is incorporated by reference herein. The entire Canyons SPA is within County Service Area #6 and shall be assessed as such for purposes of maintaining The Canyons Resort Drive.

          2.2.4 People Mover. With respect to the transportation element referenced on the original Canyons SPA Plan Book of Exhibits as the "People Mover," which was not vested, the County and Developers agreed to continue a dialogue concerning the appropriateness of such for the Resort. This prior approval is hereby modified in this Amended Agreement to establish the People Mover as a Permitted Use and to require construction of the People Mover in The Canyons Drive corridor as a traffic mitigation requirement of the Project in accordance with the provisions of Sections 3.3.4 and 3.6.3.10 and Exhibit I.4. The specific alignment and technology will be determined through a Low Impact Permit issued by the Director in accordance with the Code and any other standards and requirements set forth in the Book of Exhibits, including the Global Principles as implemented herein. The Director shall seek a recommendation from the Planning Commission and shall obtain input from affected neighbors on adjacent properties concerning the matter prior to making a final decision.

          2.2.5 The Colony Phases I and II. For the Project Site designated within The Canyons SPA as The Colony Phases I and II, the Final Subdivision Plats for both Project Sites have been approved by Summit County. The application of the Global Principles to these Project Sites was included in the original Canyons SPA Plan. These Project Sites shall continue to be developed in accordance with the applicable Global Principles as implemented herein, The Colony Architectural Design Guidelines, the conditions in the Original Development Agreement and the respective Final Subdivision Plats, the Code, and General Plan policies and standards pertaining to both Project Sites. Failure to so comply are grounds for revocation of Final Subdivision Plat approval or denial/revocation of Building Permits issued pursuant to such Final Subdivision Plat.

          2.2.6 The Colony Phases III, IV, and V. For Project Sites designated within The Canyons SPA as The Colony Phases III through V, approval of the Original Development Agreement constituted an approved use and density in accordance with the base density within the Code
          Development Potential Matrix. This prior approval is hereby modified in this Amended Agreement to accommodate the terms, conditions, and densities provided for in the Land Use and Zoning Chart and Exhibit
          K.1 and Exhibit K.2. However, the Developers are limited to implementing the uses and densities now set forth in this Amended Agreement through the issuance of a Final Site Plan/Subdivision Plat, (which are prerequisites to a building permit), in accordance with the Minor Development Permit Review Process in the Code, specific Global Principles applicable for each Project Site, The Colony Architectural Design Guidelines, and other applicable provisions of the Code and General Plan. All Project Sites must be developed in accordance with the applicable Global Principles and the terms and conditions in this Amended Agreement, as well as appropriate Code and General Plan standards and policies pertaining to that particular Project Site. Failure to so comply is grounds for denial of Final Site Plans and/or Subdivision Plats. Phases III, IV, and/or V of The Colony shall not be approved until such time as there is an acceptable Joint Operating Agreement with the RVMA Master Association as described in Section 3.5.3.

          2.2.7 Cox and Muller and Groutage Project Sites. For the Project Site designated as the "Cox and Muller" (that portion of "Cox/Muller 1" noted on the Land Use and Zoning Chart) and "Groutage" (referred to as "Groutage/Jaffa 1" on the Land Use and Zoning Chart) projects, approval of the Original Development Agreement constituted an approved use and density in accordance with The Canyons SPA Plan Book of Exhibits; however, the Developer may only implement such uses and densities through the issuance of a Final Site Plan or Subdivision Plat, (which are prerequisites to a building permit), in accordance with the Minor Development Review Process outlined in Section 3.6.B of the Code. (Although this process is intended for residential development, the procedures outlined therein shall be used for the purpose of review in and approving these project sites). The applicant shall be required to submit with the application for review all of the pertinent information required under 3.7.E(2) of the Development Code. The major issues which shall be considered are visual impact, access, concurrency management, employee housing impacts, and relationship with neighboring uses. Additionally, these projects are required to comply with all standards and criteria established in The Canyons SPA Plan Book of Exhibits, including the Statement of Global Principles as implemented herein, The Canyons Resort Center Architectural Guidelines, and other applicable provisions of the Code and General Plan. All Project Sites must be developed in accordance with the applicable Global Principles, as well as appropriate Code/General Plan standards/policies, pertaining to that particular Project Site. Failure to so comply shall be grounds for denial of Final Site Plans and/or Subdivision Plats.

          2.2.8 Snyderville West Parcel. Ordinance was previously adopted to permit 40 multi-family dwelling units on the Snyderville West parcel (the "Hansen Units"). The Hansen Units must be tightly clustered and shall be comparable in size to other Canyons Resort accommodation units. The total gross square footage permitted shall not exceed 80,000 on approximately four acres identifies as Parcel SW1 in Exhibit
          B.1. All future development that will occur as result of the Hansen Units will require final site plan approval. The actual building area for these density transfers shall be determined through specific site plan approval in conjunction with the comprehensive amendment to the Canyons SPA Plan that further identifies other development potential and location requirements on the Snyderville West parcel. The Hansen units must also occur in a manner consistent with the Snyderville Basin General Plan, the Code, and the Global Principles.

        Section 2.3 Approved Project Sites. The Canyons SPA Plan encompasses much of the West Mountain Neighborhood Area as delineated in the General Plan. The Development Approvals designated in this area are depicted in The Canyons SPA Master Development Plan attached hereto as Exhibit B, and are consistent with the General Plan. The Development Areas and Project Sites specifically approved under this Amended Agreement, and the express conditions of any such approval, are as set forth in Exhibits B. All approvals granted under Section
2.2 above remain in effect, as described in Ordinance 333, except when specifically modified by this Amended Agreement.

          2.3.1 Moving Participating Owner Densities. It is recognized that from time to time transfers of a portion or portions of density on lands in the ownership of a single Participating Landowner may be necessary to achieve the objectives of this Amended Agreement. Such transfers of density may be allowed by the BCC provided that the total density in the ownership of the Participating Landowner is equal to or less than the total prior to the transfer. The Design Review Committee of the RVMA shall review the proposed transfer and submit a letter of opinion prior to submitting the request to the Director. The Director shall present the request to transfer density within the Canyons SPA to the BCC, and a copy of such request to the Planning Commission for informational purposes only.

          2.3.2 White Pine Canyon Road Access. The development approvals contained in this Amended Agreement with regard to the property of Mines Ventures and Silver King Mines is expressly conditioned upon and subject to adequate road access over the White Pine Canyon Road. Although said roadway is a county road where it begins at Highway 224, it changes to a private road upon entering The Colony development. Consequently, a private easement of adequate scope and size through The Colony development is essential to both Mines Ventures and Silver King Mines. As of the date of this Amended Agreement, the parties have represented to the County that they can reach a resolution of this issue and they are attempting to consummate the agreement. Based upon this understanding, the County has approved the Mines Ventures and Silver King Mines Project Sites conditioned upon the resolution of adequate access. In the event that there is not adequate access to either Mines Ventures or Silver King Mines, the County reserves the right to terminate this Amended Agreement as to the Mines Ventures and Silver King Mines parties and Development Areas.

          2.3.3  Approvals  Related to the  Expansion of Ski 98,  including  the
          Mountain Master Plan. This Amended Agreement contemplates the expansion of the improvements to The Resort that were approved under Ski 98, as described in Subparagraph 2.2.2 above, which in its entirety is know as the Mountain Master Plan. The Mountain Master Plan is fully described in Exhibit B.6 to this Amended Agreement, which shall be considered permitted uses subject to the Developer making application to the County for a Low Impact Permit. The Director shall review the request for a low impact permit for compliance with the provisions of this Amended Agreement, the Statement of Global Principles, and the Code. The Director shall ensure that the Developer's proposal does not adversely affect critical viewsheds that have been identified in the General Plan or during the preparation of this Amended Agreement.

     Section 2.4 Colony TDR. Under the Original Development Agreement, The Colony agreed to act as a receiving area for TDR units in excess of the base density for that Development Area. Additional TDR incentive units are now required in this Amended Agreement for facilitate The Canyons SPA Plan. Combined, the number, location, phasing, and other requirements and obligations of The Colony with respect to the TDR units are fully described in Exhibits K.1 and K.2.

        Section 2.5 Vested Rights.

          2.5.1 Vested Rights. This Amended Agreement vests the uses, quantities, densities, location, configuration, massing, design guidelines and methods, development standards, Project Sites, processes, road placements and designs (including sizes of roads), road grades, road curb cuts and connections, and all other improvements as described above and as reflected in the Book of Exhibits and all other provisions of this Amended Agreement. To the extent that there is any conflict between the text portion of this Amended Agreement and the Book of Exhibits, the more specific language or description, as the case may be, shall control.

          2.5.2 Exemption from Code. The rights vested as provided in this Amended Agreement are exempt from the application of the Code and to subsequently enacted ordinances only to the extent that such exemption is a condition precedent to the grant of the vested rights pursuant to the Findings above and to the extent such exemption does not interfere with the County's reserved legislative powers in Section 5.3 herein. The parties further contemplate that all other provisions of the Code, as amended, and other applicable laws shall apply, including without limitation the imposition of administrative fees as established by Resolution 99-11 as amended from time to time.

          2.5.3 Conversion of Allocated Commercial Square Footage to Residential Square Footage Prohibition. The parties understand and agree that, with regard to density, allowable Commercial/Retail uses cannot be converted to accommodations or residential uses in any Development Area, as described in the Land Use and Zoning Chart, and cannot be converted to Accommodation Area, as defined in Exhibit B.2

        Section 2.6 Developer's Discretion. Subject to Section 3.10, nothing in this Amended Agreement shall obligate the RVMA or any Developer to construct the Project or any particular Project Site, and the RVMA or Developers, as the case may be, shall have the discretion to determine whether to construct each Project Site based on such Developer's business judgment; provided, however, that once construction has begun on a Project Site, the relevant Developer shall have the obligation to complete such construction.

        Section 2.7 Development Approval Process. All applicants requesting approval of final subdivision plats (residential, including single family and multi-family, and commercial uses), condominium plats (residential, including single family and multi-family, and commercial uses), and site plans (residential, including single family and multi-family, and commercial and industrial uses) within The Canyons SPA, except those specific projects whose subdivision plat or site plan approvals are provided for in other sections of this Amended Agreement, shall follow the process set forth herein. Condominium Plats shall comply only with those subparagraphs in this Section in which condominium plats are specifically cited. In the event of a procedural conflict between the Code and this Amended Agreement, the provisions of this Amended Agreement shall govern.

          2.7.1 Master Association Review. Prior to the submission to the County of any Sketch Plans for a proposed Subdivision Plat or Site Plan, the Developer shall submit its Sketch Plans to the Design Review Committee of the RVMA for the Design Review Committee's written opinion in accordance with the terms of Article 5 of The Canyons Resort Village Management Agreement. The Developer shall be required to have obtained the opinion of the Design Review Committee prior to submitting its Sketch Plans to the County.

          2.7.2 Sketch Plan. Developers within The Canyons SPA shall submit Sketch Plans of the proposed subdivision plat, or site plan to the Staff for preliminary review prior to submitting an application for Plat or Site Plan approval. The Staff shall review and take into consideration the written opinion of the Design Review Committee. Sketch Plans submitted shall meet all of the requirements of Chapter 3.7.B(2) of the Code and this Amended Agreement.

          2.7.3 Staff Review of Sketch Plans. The Staff will review the Sketch Plans for compliance with the requirements of this Amended Agreement and will conduct discussions with the Developer to review any modifications necessary to comply with this Amended Agreement. If the Staff and the Developer disagree on compliance based on the Sketch Plans, the Developer may, in the alternative, seek information and guidance from the Planning Commission at a regular meeting, or, at the Developer's option, proceed to process an application for Final Site Plan or Final Subdivision Plat approval. Staff review and comment on any Sketch Plan will be completed within a reasonable time. The
          Director of Community Development or staff member responsible for creating the agenda or scheduling matters for the Planning Commission shall place any Sketch Plan review request from the Developer on the next available agenda date for the Planning Commission.

          2.7.4 Submission of Final Subdivision or Condominium Plats and Final Site Plans.

               (a) Final Design Review Committee Review and Opinion. Following the Sketch Plan process, a Developer shall submit applications for final subdivision plat, or final site plan approval to the Design Review Committee for its review pursuant to Article 5 of The Canyons Resort Village Management Agreement. The Design Review Committee shall provide copies of its opinion regarding applications for final subdivision plat, or final site plan approval to both the Developer and the Director.

               (b) Submission to the County. Following the Sketch Plan process, and after receipt of written opinion from the Design Review Committee, or in the case of a condominium plat during or following construction of the Project Site, the Developer shall submit applications with applicable fees for final subdivision or condominium plat or final site plan approval to the County consistent with the provisions of Section 3.7E(2) and Chapter 5 of the Code. The application shall include any other information required in this Amended Agreement, which for all projects involving hotel/lodging units shall include, but is not limited to, applicable condominium declarations, time share program documents, fractional interest arrangements, and a copy of the Property Report for any project involving a timeshare or fractional interest arrangement that will be delivered to purchasers. The County shall take into consideration the opinion of the Design Review Committee, but shall not be required to adopt such opinion. In addition to compliance with the criteria required under Chapter 4 of the Code, the following service provider and concurrency information shall also be required and reviewed along with the detailed final Subdivision Plat or Site Plan. Upon receiving such information, the Director shall prepare a report(s) identifying issues and concerns related to the proposal.

                    2.7.4.1 Water Service.

                    (a) A feasibility letter for the proposed water supply issued by the State Division of Drinking Water.

                    (b) Evidence of coordination with the public or private water service provider, including an agreement for service and an indication of the service area of the proposed water supplier, commitment service letter or other binding arrangement for the provision of water services.

                    (c) Evidence that water rights have been obtained including an application for appropriation or change application endorsed by the State Engineer pursuant to Section 73-3-10 of the Utah Code, and a certificate of appropriation or certificate of change issued in accordance with Section 73-3-16 of the Utah Code. The County shall not accept an application or certificate that has lapsed, expired or been revoked by the State Engineer.

                    (d) A certificate of convenience and necessity or an exemption therefrom, issued by the State Public Service Commission, for the proposed water supplier.

                    2.7.4.2 Sewer Service. A Line Extension Agreement approved by the Snyderville Basin Sewer Improvement District for the proposed development. No final subdivision plat, final site plan or low impact permit shall be approved until the applicant has paid the applicable system capacity fee for the entire project or phase of the proposed development.

                    2.7.4.3 Fire Protection.

                    (a) A letter from the Park City Fire District indicating that fire hydrants, water lines sizes, water storage for fire protection, and minimum flow for fire protection are adequate. These shall be determined using the standard of the Insurance Services Office which are known as the Fire System Grading Standards. In no case shall minimum fire flow be less than 1,000 gallons per minute for a period of two
                    (2) hours.

                    (b) The Developers shall furnish written evidence to the County and the Park City Fire District verifying that an authorized water company shall be responsible for the perpetual and continual maintenance of all fire protection appurtenances, including annual flagging of all hydrants prior to November 1st of each year.

                    2.7.4.4 Recreation. A letter from the Snyderville Basin Special Recreation District indicating that all requirements of the District and the terms of this Amended Agreement have been satisfied.

                    2.7.4.5 Other Service Providers. The Director shall secure input regarding the proposed development from all other affected agencies and service providers, including but not necessarily limited to the Army Corps of Engineers, County Health Department, Utah Power, and the Park City/Summit County Arts Council.

          2.7.5 Staff Review and Recommendation. The Staff shall review the information submitted pursuant to Section 2.7.4 and shall provide its recommendation to the Planning Commission.

          2.7.6 Planning Commission Consideration. The application for approval of the final subdivision or condominium plat or final site plan shall be considered by the Planning Commission on the next available regular agenda of the Planning Commission.

          2.7.7 Recommendation of Detailed Final Subdivision or Condominium Plat or Site Plan. After the Planning Commission's review pursuant to
          Section 2.7.6, it shall render a recommendation to the BCC to approve, deny, or approve with conditions the final subdivision or condominium plat or final site plan. The recommendation shall be based upon the Developer's compliance with the requirements and standards set forth in the Code and in this Amended Agreement. Where any ambiguity or discrepancy exists between the Code and this Amended Agreement, this Amended Agreement shall govern.

          2.7.8 Approval of Final Subdivision or Condominium Plat or Site Plan. After receipt of the Planning Commission's recommendation, the BCC shall, after holding a public hearing noticed in accordance with the requirements of the Code, render a decision approving, denying or conditionally approving the final subdivision or condominium plat or final site plan. The BCC shall execute the final subdivision or condominium plat or site plan. This shall be the final decision of the County. The decision of the BCC shall be based upon the Developer's compliance with the policies of the General Plan and the requirements and standards set forth in the Code and in this Amended Agreement. Nothing herein shall allow the Code, or any amendments or restatements of the Code, to modify or amend the vested rights created in this Amended Agreement, except as provided in this Amended Agreement. Where any conflict or ambiguity exists between the Code and this Amended Agreement, this Amended Agreement shall govern.

          2.7.9 Recordation. Upon approval by the County Attorney of the Final Subdivision or Condominium plat or site plan and a preliminary title report, and once all required service provider signatures identified in Chapter 5 are obtained, the BCC shall execute the plat or site plan and shall cause the final subdivision or condominium plat or final site plan and any other applicable documents to be recorded in the records of the Summit County Recorder. The Project Site Developer shall pay all applicable recording fees.

          2.7.10 Appeal. Following the exhaustion of these administrative remedies ending in a final determination by the County's legislative body, that final determination shall be appealable to the District Courts of the State of Utah under Utah law, U.C.A. 17-27-1001.

          2.7.11 Submit Final Documents. Following the approval of the final subdivision plat or final site plan by the BCC, the Developer shall submit all applicable Construction Plans as required in Section 5.4 of the Code, as well as for the installation and guarantee of development improvements (Development Improvements Agreement as required in Chapter 6 of the Code), to Staff consistent with the provisions of the Code. In addition, any other related approvals required in this Amended Agreement shall be submitted at this time for review and approval in accordance with the terms defined in this Amended Agreement.

          2.7.12   Recommendation.   The  Staff  shall  review  the  information
          submitted pursuant to Section 2.7.11 and provide its recommendation to the Board of County Commissioners.

          2.7.13 Board of County Commissioners Final Approval of Construction Plans and Development Improvements Agreement. Following the submission of the Staff recommendation to the Board of County Commissioners on the final construction plans and development improvements agreement, the application shall be placed on the Consent Agenda of the Board of County Commissioners for final approval.

     Section 2.8 Compliance with Local Laws and Standards. The County has reviewed the Code and the General Plan and has determined that the Developers have substantially complied with the provisions thereof and hereby finds that The Canyons SPA Plan is consistent with the purpose and intent of the relevant provisions of the General Plan and the Code. The parties agree that the omission of a limitation or restriction herein shall not relieve the Developers of the necessity of complying with all applicable County Ordinances and Resolutions not in conflict with the provisions of this Amended Agreement, along with all applicable State and Federal Laws.

        Section 2.9 Other County Regulations and Review Procedures.

          2.9.1 Building Permits Required. Prior to the commencement of development activity at any Project Site, a Building Permit must be obtained from Summit County. In addition to all other requirements for issuance of Building Permits under the Snyderville Basin Development Code and Uniform Fire/Building Codes, a prerequisite to the issuance of any Building Permit shall be an approved Final Subdivision Plat, Final Site Plan or Low Impact Permit.

          2.9.2 Development Improvements Agreement Required. A building, grading, or other related development permit will not be issued for any Project Site or any structure within a Project Site approved in The Canyons SPA Plan until an adequate Development Improvements Agreement, in accordance with Chapter 6 of the Code, has been established and accepted by Summit County. A separate Development Improvements Agreement may be established for each of the Project Sites approved under Sections 2.3, 2.5, and 2.7 above.

          2.9.3 Construction Mitigation and Management Plan Required. A building permit, grading or other related development permit will not be issued for any Project Site or any structure within a specific Project Site approved in The Canyons SPA Plan until an adequate Construction Mitigation and Management Plan has been established and accepted by Summit County consistent with Exhibit F attached hereto. A separate plan shall be established for each of the Project Sites approved under Sections 2.3, 2.5, and 2.7 above.

          2.9.4 Concurrency Management Required. An applicant for final subdivision or condominium plat or site plan or low impact permit approval shall demonstrate that all concurrency management requirements of Chapter 4 of the Code have been met, and that the Developer/applicant is not in default of the Resort Village Management Association Agreement, or any other requirement of this Amended Agreement. The Summit County Community Development Director shall cause the issuance of a building permit upon demonstration of compliance with all such requirements. No building permits, to include a footing and foundation permit, will be issued for a Project Site until the water infrastructure, including pipes and hydrants, is installed, water is flowing at suitable pressure and available to serve Project Sites. For there to be more than one water distribution system suppling water to Project Sites with the Project these different water systems must be connected for the purposes of ensuring emergency supply, unless otherwise approved by Summit County.


                                    ARTICLE 3
                          OBLIGATIONS OF THE DEVELOPERS

        Section 3.1 Approved Uses. The uses approved in this Amended Agreement are the only uses permitted under this Amended Agreement. No other uses shall be permitted until approved by the County through the amendment procedure set forth in this Amended Agreement.

        Section 3.2 Phasing. Development on those lands that are located within the RVMA shall be phased in a manner that: 1) generally radiates outward from the Resort Core and 2) sustains and complements all development within the respective Development Areas. It is a further purpose of this phasing plan to ensure that all development is completed in a manner that, should the Project be terminated for any reason prior to completion, as contemplated in this Amended Agreement, the level of development that is achieved prior to termination will leave functional, properly maintained neighborhoods and/or a community within The Canyons SPA. This section specifies conditions that shall be satisfied to commence development of Project Sites in each of the Development Areas within the RVMA portion of the Project. In addition to the conditions stated here, development must comply with all other applicable provisions of this Amended Agreement.

          3.2.1 Master Developer. The Master Developer will develop its Project Sites from the Resort Core outward at a ratio of 3 to 1, Resort Core to other Master Developer Project Sites, until such time as 75% of the Master Developer's Resort Core Project Sites are completed and a certificate of occupancy issued. Once 75 % of its Project Sites are completed, the Master Developer may develop the balance of its Project Sites in any sequence or combination it chooses. Unless otherwise approved by the BCC, the only exclusions from the Master Developer's phasing requirement are specified in Section 3.2.3 below.

          3.2.2 Participating Landowners. The Participating Landowners may proceed with development subject to compliance with this Amended Agreement and the precedent conditions specified below for the Development Area(s) in which their Project Site(s) is/are located. Unless otherwise approved by the BCC, the only exclusions from the Participating Landowner's phasing requirement are specified in Section
          3.2.3 below.

               3.2.2.1 Lower Village Development Area. Prior to the development of any Project Site in this Development Area the following shall occur:

                         A. The golf course,  specifically  those holes  located
                         within   this   Development   Area,   shall   be  under
                         construction.

                         B. The Early Planting Plan identified for this Development Area shall be completed prior to issuance of any building or related permits for real estate development.

                         C. Lower Village Core:

                                1. The Transit  Center as illustrated on Exhibit
                                C.1.3 must be completed. Transit Center means that paved roadway and parking areas extending from the Welcome Center southerly to the bus turnaround, sidewalks adjacent to the bus parking, streetscape, and passenger shelters;

                                2. The People Mover or another interim transit solution as allowed under Section 3.6.3.10; and

                                3. Retail commercial development, and related Project Sites, that is specifically associated with and located directly surrounding the Welcome Center and adjacent transportation functions.

                         D.  For  other  Hotel/lodging  units  and  multi-family
                         residential   east  of  the  periphery  road  to  begin
                         development:

                                1.   Completion  of  those  items  described  in
                                Section 3.2.2.1.B shall be completed.

                    3.2.2.2 Frostwood Development Area. Prior to the development of any Project Site within this Development Area the following shall occur:

                         A. The Early Planting Plan identified for this Development Area shall be completed prior to issuance of any building or related permits for real estate development.

                        B. The installation of the Frostwood Lift as described in Section 3.6.3.9 shall occur.

                        C. Following compliance with Sections 3.2.2.2.A and B, the hotel/lodging units identified in the Land Use and Zoning Chart for this Development Area may begin at the Developer's discretion. The development of the hotel/lodging units shall commence adjacent to the lift terminal and progress to the north.

                        D. The golf course, specifically those holes located within this Development Area, shall be under construction before any development approvals required under this Amended Agreement will be granted for multi-family residential units within this Development Area. The ninth hole clubhouse facility may be built in conjunction with the golf course.

                        E. The development of multi-family residential dwelling units identified in the Land Use and Zoning Chart may occur along the easternmost roadway connecting Sun Peak Drive to The Canyons. But in any event the multi-family residential shall commence near the hotel/lodging core and progress to the north.

                    3.2.2.3  Willow  Draw   Development   Area.   Prior  to  the
                    development of any Project Site within this Development Area the following shall occur:

                        A The Early Planting Plan identified for this Development Area shall be completed prior to issuance of any building or related permits for real estate development.

                        B. Access and infrastructure which meet the requirements of this Amended Agreement shall be in place.

                        C. Prior to the development of the first Project Site within this Development Area, the pedestrian bridge connection, as generally shown in Exhibit B.5.1, shall be constructed, and there shall be a provision for on-going, year round maintenance of the trail, to permit direct pedestrian accesses to the Resort Core. A plan for construction of the bridge shall be submitted to Summit County with the Final Site Plan Application for the first Project Site within this Development Area, if not before.

                    3.2.2.4 Tombstone Development Area. Suitable access and infrastructure which meet the requirements of this Amended Agreement shall be in place prior to the development of any Project Site within this Development Area.

                    3.2.2.5 Cove Development Area. Suitable access and infrastructure which meet the requirements of this Amended Agreement shall be in place prior to the development of any Project Site within this Development Area.

                    3.2.2.6 Red Pine Lake Development Area. Suitable access and infrastructure which meet the requirements of this Amended Agreement shall be in place prior to the development of any Project Site within this Development Area. 3.2.2.7 Red Pine Road Development Area. Prior to the development of any Project Site within this Development Area the following shall occur:

        A. Access and infrastructure which meet the requirements of this Amended Agreement shall be in place.

        B. Direct pedestrian connectivity to the Resort Core is required. If Project Sites in this Development Area initiate development prior to Project Sites between them and central pedestrian plaza and Forum that lay at the heart of the Resort Core, then a paved pedestrian trail, sufficient to serve pedestrians, bicycles and similar users, shall be built in the location shown in Exhibits
                B.5.1 and I.2.2 prior to the issuance of any building or related permit unless it can be demonstrated to the Director that a suitable easement (including a provision for on-going, year round maintenance of the trail) is in place across the intervening properties and a bond adequate to secure the construction is in place. Only then the trail may be constructed prior to a certificate of occupancy for the first Project Site in this Development Area. A plan for the trail shall be submitted to Summit County with the Final Site Plan Application for the first Project Site within this Development Area.

                    3.2.2.8 Red Pine Village Development Area. Suitable access and infrastructure which meet the requirements of this Amended Agreement shall be in place prior to the development of any Project Site within this Development Area. 3.2.3 General Exemptions. There are certain types of development that will not be subject to the phasing requirements established in this Section. The exempted development shall be as follows. These uses must be permitted uses as established under the Land Use and Zoning Chart and elsewhere in this Amended Agreement.

                A.      Single family detached dwellings.

                B.      Ski   area   improvements   including   trails,   lifts,
                        restaurants, maintenance and other related facilities.

                C. Development in The Colony, Mines Ventures, and Silver King Mines Development Areas.

                D.      Affordable employee housing.

                E. The Resort and Resort Community amenities and facilities as specifically established in the RVMA master amenity plan as described in Section 3.6.3 of this Amended Agreement.

                F.      Project Sites required or related to the construction of
                        crucial  project   transportation   infrastructure   and
                        facilities.

                G. Project Sites that are specifically required to facilitate improvements to the Entry Corridor including SR 224 and Canyons Drive, and other significant amenities.

          3.2.4 Temporary Landscaping Required. In order to maintain sightly surroundings during the construction of the Project on undeveloped Project Sites, temporary landscaping is required. If no development has been initiated on a Project Site within three years of the effective date of this Amended Agreement, a temporary landscape plan shall be prepared, installed, and maintained by the Participating Landowner of that Project Site. The landscape plan shall be submitted for review and approval as a Low Impact Permit. The plan shall meet the following standards:

                A.      a smoothly graded site with no debris,

                B.      an appropriate ground cover such as grass or the like,

                C. trees, shrubs or some similar plant materials located if possible to be consistent with future development plans, and

                D. a maintenance plan to assure the materials grow and are well kept.

          3.2.5 Entry Corridor. The requirement for a significant entry corridor, as depicted in Exhibit H.3, shall be initiated by the RVMA within 180 days and shall be completed by the RVMA within 24 months of the Effective Date of this Amended Agreement in conjunction with the golf course. This requirement shall include enhancement and maintenance on both the east and west sides of Highway 224 in a meaningful way which promotes a quality entry to the Resort. This schedule will require that golf holes 11, 12, and 13 be programmed for early construction so as to allow for final landscape in this period. A final plan for the entry corridor shall be submitted to the County within 30 days of completing the preliminary design and engineering for the related portions of the golf course. Said plan shall comply with the standards set forth in the SR 224 Corridor Plan completed by Design Workshop for Summit County and shall require Low Impact Permit approval.

          3.2.6 Golf Course. The Canyons Master Plan includes an environmentally sensitive 18-hole golf course, as depicted in Exhibit B.4 so as to satisfy the County's requirement that The Canyons be a world class, all season resort. The parties to this Amended Agreement whose property includes land for the proposed golf course acknowledge and agree that completion of the course is one of the highest priority public amenities in the SPA. To this end, all affected property owners hereby agree to establish an agreement within 90 days of the Effective Date of this Amended Agreement for the purpose of setting such lands aside at no cost to the County, RVMA, or other entity for the construction of the golf course. The Developers shall permit the golf course developer to construct the amenity without obstruction or interference. Prior to start of construction of the golf course, the affected property required for completing the golf course, including adequate buffer areas, shall be conveyed at no cost to the RVMA. Further, the RVMA and the Master Developer will ensure that the course is completed within 36 months of the effective date of this Amended Agreement, starting as early as possible in the Spring of 2000. In the event that the Master Developer does in fact exercise and commit the funds to ensure delivery of the golf course as indicated herein, then the Master Developer shall have the option of taking ownership of the golf course in its entirety. The golf course design shall, to the extent feasible based on the planned location, maximize the preservation of natural features especially in viewshed areas. This will be accomplished through the use of a "target course design" in the most environmentally sensitive areas. Outside of such areas design flexibility shall be permitted. In addition, the stream corridor in Willow Draw will be reclaimed by designing a more natural stream channel that removes the stream from culverts and creates appropriate water features, and pedestrian trails and benches along the stream through creative grading and as part of the plan. While priority may be given to residents and guests of properties within the boundaries of the RVMA and to a Developer participating in financing the course when approved by separate agreement with the RVMA, tee times, subject to all standard rules, regulations, and fees established for RVMA properties, shall be made available to the general public. The golf course shall require a Low Impact Permit approval.

        Section 3.3 Project Benchmarks. The Global Principles require that this Amended Agreement include "benchmark assessments" that link development of the Project and individual Project Sites to implementation of public policy, accomplishment of specific mitigation measures, and completion of amenities and other proposed or anticipated public benefits. This section implements these requirements through the Project Benchmarks (the "Benchmarks") specified in the following sub-sections. Each benchmark sets forth performance standards, a system for monitoring performance, and enforcement provisions to remedy non-performance. The individual Benchmarks shall be enforced, as described below, through one or more of the following enforcement provisions: (1) conditions of approval for individual condominium or subdivision plats, site plans, building permits, or low impact permits; (2) the Annual Review and default provisions set forth in this Amended Agreement; and (3) through the authority vested in and the obligations of the RVMA, as described in Exhibit E, and only when applicable The Colony Master Association.

          3.3.1 Development Phasing. Development of the Project should proceed in logical phases, described in Section 3.2, generally beginning with the Resort Core and working outward toward the edges.

                a) Standard. The Master Developer will develop its Project Sites within the Canyons SPA in accordance with the Phasing
                requirements   established   in  Section  3.2  of  this  Amended
                Agreement.


                b) Monitoring. As part of the Annual Review process, the RVMA shall prepare a report that summarizes the amount of development undertaken by the Master Developer and participating landowners over the previous twelve months as measured in square feet on building permits issued and certificates of occupancy issued. The report will state the amount of development by type of use, including the number of hotel and lodging units, permanent residential dwelling units, retail, and other land uses as identified on Exhibit B.2. The report will include an assessment from the Park City School District regarding the number of school students generated from all development within the Canyons SPA. The report also will show annual development in square feet, relative percentages, and the location of the development. Beginning with the second Annual Report, a cumulative chart will be prepared showing the same data for all development to date.


                c) Enforcement. If the County finds, on the basis of substantial evidence, the Master Developer or Participating Landowners have not complied with the material terms and conditions of this
                Section 3.3.1, the Master Developer or individual Project Site developers, depending on the specific situation, may be declared in default of this Amended Agreement by the County which shall have available to it the default procedures set forth in Section
                5.1 of this Agreement,  the enforcement  procedures set forth in
                Section 5.2 of this Agreement, as well as the ability to withhold future approvals.

          3.3.2Employee Housing. All development outside of The Colony and Mines Ventures Development Areas shall provide affordable housing for employees to improve quality of life, reduce impact upon local housing, and manage and limit in-commuting to the Snyderville Basin. The Silver King Mines Developer shall be required to participate in the employee housing program. A detailed Affordable Employee Housing Plan must be developed. Technical Appendix A hereto specifies the commitments of the Project to develop and carry out a Plan to provide such housing and housing finance assistance. A three-way cooperative agreement between Summit County, Mountainlands Community Housing Trust, and the RVMA is envisioned to form the legal/regulatory and implementing framework. However, the requirements of the Project to undertake the Affordable Employee Housing Plan are independent of this three-way agreement.

                a) The Plan. The RVMA shall offer and provide employee housing that meets, at a minimum, the total unit requirement stated in The Rosenthal Report in Technical Appendix A. However, further work must be undertaken to develop a specific Affordable Employee Housing Plan for The Canyons SPA. The Master Developer and participating landowners, either together or through the RVMA, shall:


                (1) Identify alternative methods available to produce the required mix of housing by type. This may include, but shall not be limited to the capitalization of a development fund by Mountainlands Community Housing Trust or other entity approved by the BCC to leverage additional funds for housing construction, acquisition and rehabilitation, or employee housing assistance; write down the cost of construction or acquisition to make housing affordable; scattered site acquisition of existing units within the Snyderville Basin; assistance with security deposits or other up front costs that present a significant barrier to affordable seasonal or year round employee rental housing; withdrawal provisions or a loan feature to the company's savings plan for qualified employees or assistance with down payment and closing costs for purchase of existing properties in the Snyderville Basin through cash grants, low interest loans or mortgage guarantees.


                (2) Establish a system for monitoring and identifying changes in demand (quantity, type and levels of affordability). The parties will compile an annual report. Data sources will include but shall not be limited to: (i) the Mountainlands Community Housing Trust monthly data on housing requests; (ii) annual employee housing survey of major employers in the Park City and
                Snyderville Basin area; and (iii) and the Rosenthal and Associates annual Park City Housing Affordability Update that includes the Snyderville Basin.


                (3) Forecast, based on the best available information from the Master Developer and Participating Landowners, typical development scenarios, together with Projected job generation rates that might be anticipated over a five year period. The purpose of the forecast is to provide a means to identify a schedule for the timely delivery of appropriate employee housing product. This forecast shall provide the base upon which a Housing Action Plan, with a one-three-five year time frame, shall be developed. The forecast use here shall, to the extent possible, be updated at least every two years and the five year Housing Action Plan shall be maintained and updated accordingly.

                (4) Using the estimated total number of eligible employees and other data identified in the Rosenthal & Associates report, there shall be a projection of the number of employees that qualify under the three income categories, those being high, medium, and low based on Housing and Urban Development (H.U.D.) guidelines or other standards appropriate to the Snyderville Basin. There shall also be an estimate of the number of eligible employees in each of the three categories who travel to work from outside the Basin. For the balance of employees, estimate the number and type of housing units and/or assistance programs required in each of the three categories.


                (5) To  establish  a tool for  measurement,  estimate  the total square feet per employee of housing required by housing type/program offered. The study shall consider existing housing conditions in the Snyderville Basin, standards applied in comparable resort and mountain communities, and other relevant data.


                (6) Identify the range of employee housing by "demand" so as to be able to prioritize delivery and availability. This must specifically relate the number of jobs created, and therefore employee generation, to the specific phasing schedule identified herein and as refined by then current information. The demand shall take into consideration employee housing previously provided by the Master Developer and other Developers.

                (7) Establish acceptable operating standards for rental and ownership housing programs. In addition, covenants, conditions, and restrictions will be established for each project to ensure conformity with established norms. These shall be approved by the BCC as part of the Housing Action Plan or at the time of a Final Subdivision or Final Site Plan for any Project Site, which includes any units dedicated to employee housing.

                (8) There shall be methods established for deed restricting ownership housing in order to preserve and perpetuate affordable housing stock in the event of sale. The following are examples of restrictions that might be imposed to ensure long-term
                affordable  home  ownership  programs:   (1)  Subsidy  recapture
                provision, designed to reclaim the value of subsidies so that they can be recycled to benefit future home-buyers; (2) Resale price restrictions, designed to preserve the affordability of specific housing units for low and moderate income home buyers;
                (3) occupancy and use restrictions, designed to assure the continued use of specific housing units to benefit low and moderate income households; and (4) the right-of-first refusal to purchase by The Canyons, Mountainlands Community Housing Trust or other designee as approved by Summit County.

                (9) For employee housing located in SPA development projects, standards and requirements shall be established to qualify such accommodations as eligible Employee Housing on a continuing basis. These standards will address income; unit mix and type; long term affordability controls; design and operations.

                  b)       Standard.

                           (1)      Required Performance:

                (a) More than 50% of employee housing units required to meet the demands generated by the Project, as determined in the Plan, will be supplied within the SPA boundaries.

                (b) All "rental" employee housing units shall be located within the SPA boundaries. "For sale" employee housing units may be located either within the SPA boundaries or elsewhere in the Snyderville Basin and/or Park City area. The 20 rental employee housing units owned by the Master Developer and located in Prospector Square are allowable under this Amended Agreement and shall be considered a credit against the required total housing requirements determined in the Plan provided that these units are restricted for employee use only and used by employees who must meet the criteria of subparagraph (e) below.

                (c)     A  package  of  ownership   subsidy  and  gap  financing
                        programs  will  be  offered   through  the  partners  to
                        eligible employees.

                (d) All employee housing programs will be developed proportionate to the percent of employees generated from development completed in all Development Areas except:
                        (1) The Colony; and (2) Mines Ventures. The study will determine a projected construction phasing requirement, which shall be tied to demand, and which will be reviewed as part of the Annual Review. For constructed housing, the increments of development will be economic units where economy of scale in finance and construction are reasonable.

                (e) Only employees who earn at least eighty (80) percent of their salary from employment that is located within the boundaries of the RVMA during the period of residency shall be eligible to reside, together with spouse and children, in an employee housing unit established hereunder.

                (2) 180 Day  Milestones:  180 days from final  approval  of this
                Amended   Agreement,   the  following  shall  be  completed  and
                presented to the BCC for review and approval.

                (a) A formal written Affordable Employee Housing Action Plan Agreement will be drafted and presented to the boards of MCHT, the RVMA, and the Board of County Commissioners specifically stating the terms for cooperation and construction and operation of the employee housing consistent with the Plan and performance objectives outlined above. Should MCHT not be a participant, the County and the RVMA shall agree on another acceptable partner or arrangement for providing the housing contemplated in this benchmark.

                (3) First Annual Review Milestones:

                (a) Using the scope of work outlined above, a report with recommendations will be submitted to the decision making boards of the parties for review, comment and approval. Following receipt of the report, the Summit County Board of Commissioners shall review the report and, subject to any conditions or changes which the BCC determines to be reasonable and appropriate, give final approval to a five year comprehensive Affordable Employee Housing Action Plan. The Plan shall project how much and when employee housing demand will occur within the projected buildout of The Resort and that portion of the Resort Community that is within the boundary of the RVMA and shall establish a specific one-three-five year Housing Action Plan for addressing demands in the first five years. This Action Plan shall also specifically define
                        (i) the number of units by type and location (where known), (ii) projected rental rates and sales prices,
                        (iii) proposed deed restrictions, (iv) leasing provisions, (v) rules and regulations regarding occupancy, (vi) desired unit sizes in square feet, (vii) ownership of rental units, (viii) sale/resale program,
                        (ix) unit furnishing (where applicable), and (x) specific housing finance programs to be offered and mechanisms to implement them.

                (b) The Housing Action Plan shall be updated at least every three years to ensure that there will continue to be a five year estimate of housing needs for the Canyons SPA. The BCC, depending on the development phasing schedule, may require the update prior to the three year schedule. The BCC and the RVMA shall take this matter under consideration during the Annual Review.

                  c) Monitoring. The Annual Review process will report on the status of the affordable housing unit production and need, as well as the status of the five year Housing Action Plan, including the nature and success of housing assistance programs established, and all other aspects of the Plan described above.

                           (1)      Monitoring Measures:

                (a) MCHT will review and participant in the annual reports and reviews with the County. Should MCHT choose not to participate, the Planning Commission (in lieu of the MCHT), the BCC, and the RVMA will participate in the annual review.

                (b) Number of employees by employee class as identified in the Rosenthal Report.

                (c) Percentage of employee housing development in predevelopment by type as outlined in the Rosenthal Report. Predevelopment means that a parcel(s) have been identified and secured by either a letter or intent or contract for sale and that preliminary steps including but not limited to zoning, architecture and engineering and financing is underway.

                (d) Percentage of employee housing development underway by type as outlined in the Rosenthal Report. Underway means a building permit has been issued no less than 30 days prior to the due date for the Annual Review.

                (e)     Monitoring will be used to re-adjust the housing mix and
                        type  in  accordance   with  local  housing  trends  and
                        development.

                  d) Enforcement. If the County finds, on the basis of substantial evidence, that the RVMA has not complied in good faith with the material terms and conditions of this Section
                  3.3.2 and that the amount of affordable housing produced and the level of housing assistance offered is less than the demand that has been generated by the Project, then the County may declare that the RVMA is in default of this Amended Agreement and the County shall have available to it the default procedures set forth in Section 5.1 herein and the enforcement procedures set forth in Section 5.2 herein, as well as the authority to withhold future approvals, to include Building Permits for Project Sites that impact employee housing needs. The RVMA shall not be found in default if it is actively engaged in an effort to produce additional affordable housing and said housing will be ready for occupancy within 180 days.

        3.3.3 Environmental Protection Measures. A variety of environmental protection measures have been proposed as a part of Project development to mitigate potential impacts on the environment and to generally enhance habitat and natural resources.

                 a)      Standards.

                         (1) The Natural Resources Management Plan attached hereto as Exhibit G and the Construction Mitigation and Management Plan attached hereto as Exhibit F provide an assessment of potential impacts and related mitigation measures that will be designed into the Project or conducted during and after development activity. Specific standards are set forth in these Exhibits that augment standards normally enforced by the County and other agencies. All Project Site Plans shall include construction mitigation plans and a natural resource management plan when required by the Director, both of which shall be consistent with the requirements of Exhibits G and F. These plans shall be submitted as part of the Final Plat, Site Plan, or Low Impact Permit application to the County.

                         (2) The Natural Resource Management Plan does not take into consideration the impact, if any, of the additional TDR units to be located in The Colony Development Area. Prior to or in conjunction with the Joint Operating Agreement, required herein, The Colony Developer and the Director shall determine whether these is any additional impact that must be accounted for as a result of the additional TDR lots.

                 b) Monitoring. Exhibits G and F both specify monitoring programs to be conducted during construction and, following project completion, on an ongoing basis. The results of this monitoring shall be incorporated into the Annual Review of this Amended Agreement. In addition, during construction, each individual Project Site Developer shall, as part of its construction mitigation plan requirement, pay to the County, reasonable costs not to exceed $15,000 for inspections by an independent engineer, jointly selected by the County Community Development Director and/or the County Engineer. The independent engineer shall conduct weekly inspections at least one time per week of the construction mitigation measures prepared and approved as part of that development, as well as other inspections as may be reasonably necessary from time to time to ensure compliance with this Section. A written report shall be submitted to the County with a copy to the Project Site Developers.

                 c) Enforcement. The County shall have the ability to enforce environmental impact mitigation and natural resource protection policies, standards, and improvements by withholding condominium or subdivision plat, site plan, and building permit approvals, and issuing stop work orders for a particular Project Site until environmental impact mitigation and natural resource protection policies associated with that particular Project Site are addressed consistent with this Amended Agreement, the Development Code, and other County or other agency policies and programs. In addition, if the County finds, on the basis of substantial evidence, that a Developer has not complied in good faith with the material terms and conditions of this Section 3.3.3, the County may declare such party or parties in default of this Amended Agreement and the County shall have available to it the default procedures set forth in
                 Section 5.1 herein and the enforcement  procedures set forth in
                 Section 5.2 herein.

          3.3.4 Amenities, Recreation, and Cultural Arts. The development contemplated in The Canyons Master Plan is expected to provide a range of amenities, recreational facilities, and cultural arts facilities, available to the public as described in this Amended Agreement, including  public  and  quasi-public  facilities  that are  considered necessary to promote the type of Resort and Resort Community contemplated under this Amended Agreement. While this is a requirement of the Project, The Colony and Mines Ventures Development Areas are only required to participate in recreational aspects of the comprehensive program. The programs and facilities are described in the Recreation, Amenities, Arts and Trails Program in Exhibit I and The Canyons SPA Master Development Plan in Exhibit B.

                 a)      Standards.

                (1) Exhibit I comprises the "minimum" Amenity Plan to be undertaken by the RVMA. Exhibit I.3 is The Resort Developer's amenity program, while Exhibit I.4 describes the RVMA's amenity program. Together they are the basic level of facilities that shall be planned to be built over the period required to complete construction of the resort; the exhibits include a schedule for completion of the facilities. The RVMA and The Resort Developer may provide additional amenities as they determine appropriate. The responsibility and authority for this work is vested in the RVMA, The Resort, and, to the extent agreed upon in the Resort Village Management Association Agreement, other Project Site developers. The amenities and stated priorities of construction will be diligently pursued by the RVMA, The Resort, and relevant Project Site Developers. The first priority of the RVMA is the design and construction of the golf course. With regard to its obligations, the RVMA shall establish and maintain a five year capital improvement program and an annual capital budget for the purpose of scheduling, budgeting for/ financing, and undertaking these amenities. The RVMA Amenity Plan, which will be reviewed with the County during the annual review, may vary somewhat based on the availability of revenues to and the ability to finance the amenities by the RVMA. With respect to the Resort's amenity plan, ASC Utah may amend the implementation schedule for its amenities plan annually to account for plan changes and adjustments. To alter the improvements included in ASC Utah's amenity plan, County approval shall be required. In cases where alternative funding sources may be available, the potential for use of those sources will be fully explored in order to achieve the priorities indicated.

                (2) Exhibit I.2 identifies the trail system for The Resort and the Resort Community. Easements or other conveyances for major regional trail segments will be given to the Snyderville Basin Special Recreation District. Conveyances, easements and construction standards and responsibilities shall be as described in Exhibit I.2.3.

                (3) The RVMA shall prepare a Resort Competitiveness Analysis at least every five years to assess the position of The Resort and Resort Community versus other global businesses viewed as competitors. Such analysis will be undertaken with two markets in mind - short-term visitors to The Resort and resort property purchasers. The purpose of the analysis is to identify trends in the industry and anticipate and implement, when appropriate, programs, amenities and facilities, marketing strategies, real estate offerings, and other measures to capitalize on such trends and attract and retain customers. The RVMA will include the analysis in the Annual Review in these years that the analysis is undertaken.

                (4) The Master Developer, the RVMA, and Director shall continue to review the amenity definitions established in Exhibit I.5 for the purposes of refining and adding additional details that adequately describe these amenities. The list shall be refined within 180 days of the Effective Date of this Amended Agreement. The Director shall seek input from others, such as the Park City/Summit County Arts Council, to aid in refining the amenities definitions. The revised amenity description, once approved by the Director, shall be considered automatically incorporated into this Amended Agreement, replacing the descriptions originally included herein.

                 b) Monitoring. The Resort and the RVMA will review and update on an annual basis their respective amenity plans and shall submit such to the County as part of the Annual Review process as described elsewhere in this Agreement. More specific descriptions of the basic level of amenities and facilities are included in Exhibit I.5.

                 c) Enforcement. The County shall have the ability to enforce the amenities, recreation, and cultural arts programs in the same manner as with any condominium or subdivision plat or site plan, by withholding condominium or subdivision plat, site plan, low impact permits, or building permit approvals, or issuing a stop work order for a particular Project Site until amenities, recreation, and cultural arts programs associated with that particular Project Site are addressed consistent with this Amended Agreement, the Development Code, and other County or other agency policies and programs. In addition to enforcement during the individual project approval process, if the County finds, on the basis of substantial evidence, that a Developer or Developers or the RVMA has not complied in good faith with the material terms and conditions of this Section 3.3.4, the County may declare such party in default of this Amended Agreement and the County shall have available to it the default procedures set forth in Section 5.1 herein and the enforcement provisions set forth in Section 5.2 herein.

          3.3.5 Transportation System. The scale, location, and activities of The Resort and Resort Community will create substantial effects upon traffic and the Snyderville Basin transportation system, increasing travel demand, congesting key intersections, especially during peak periods, and increasing the need to proactively manage internal circulation. The methods to achieve solutions to these potential problems have been incorporated into the Project, including design features, special facilities, and specific mitigation measures and programs. The Project shall provide a high level of transportation service to its guests and residents through a seamless comprehensive transportation system serving the internal, sub-regional and regional needs of guests and employees. The level of participation by The Colony Master Association will be based on its impact upon existing conditions or as otherwise required under the Joint Operating Agreement.

                 A  regional  transportation  system is  envisioned  as a key to avoiding excess  congestion  from  automobile  traffic as the region continues to grow. Such a system might initially serve the sub-region along the SR 224 corridor from Kimball Junction to Park City with stops along the way. Later, service to the Salt Lake Valley may also be deemed appropriate. The Canyons with the RVMA shall offer leadership and shall investigate and support such a system in concert with the County and other interested parties. A comprehensive plan for traffic management and impact mitigation shall be developed by the RVMA for approval by the BCC.

                 a) Standard. The transportation plan shall be derived through the scopes of work for future study and planning. These scopes are designed to build on existing work (Exhibit D and Technical Appendix C) and describe and provide transportation analysis and recommendations for the future as the SPA develops. The resulting Transportation Plan must implement the General Plan policies and Code requirements, specifying road and intersection design standards and locations and improvements, paths and walkways to encourage pedestrian circulation, day skier and Tombstone and Red Pine Village, and Red Pine Lake remote parking facilities and management programs, and an internal people mover system, internal RVMA and individual hotel and lodging property transit and transportation obligations, and incentives to encourage employee transit ridership. The scopes of work necessary to produce the required Transportation and Traffic impact mitigation Plan is as follows:

                         (1) Exhibit D, the Parking Plan, describes tentative parking standards that shall be used for the Project. These requirements shall be reviewed by the Master
                         Developer and the Director within 90 days of the Effective Date of this Amended Agreement to determine whether the parking standard is adequate. If the Director determines that the standard is less than adequate, or inappropriate without added transit service and facilities, then an alternative standard shall be established by the Director and said standard shall automatically be incorporated herein.

                         (2) Technical Appendix C, Existing Traffic Condition Analysis includes an existing conditions traffic analysis and establishes a base traffic case for future work. In addition to this work, it is recommended that a means shall be established to take traffic counts on SR 224 and Canyons Drive including turning movements so as to track traffic growth and create a data base for future roadway and intersection design changes if required.

                         (3) Technical Appendix C, Traffic Management Plan, includes a scope of work to be completed in coordination with subparagraph (4) below. It shall update the existing conditions analysis, consider intersection design and road segment alternatives, signage, develop measures of effectiveness to establish future mitigation requirements, data monitoring, traffic modeling, and project coordination with consultants involved in undertaking the scope of work.

                         (4) Technical Appendix C, includes a scope of work for further defining and tracking parking and transit systems requirements. It is designed to assess trip-generation characteristics by use, the model split for those trips, roads and parking requirements; transit trip and bus requirements; recommended monitoring; and reporting. The work outlined in the scope will be completed in coordination with and combined with the work products from F.5.1 to create an implementation plan for future transportation systems planning and implementation for The Resort and Resort Community.

                 b) Monitoring. Ongoing monitoring of transportation standards (e.g., level of service) construction of infrastructure and other facilities, and the provision of transit among other things, shall be undertaken consistent with the recommendations from the Plan completed under the Scopes of Work referenced in subparagraph (a) above and approved by the BCC. The work scopes and the ongoing work required by the recommendations will be conducted by the RVMA with contributions from The Colony Master Association. The Plan, Section 3.3.5 (a)(3) and (4), will be prepared and submitted to the County for review and comment no later than 12 months from the Effective Date of this Amended Agreement. The County shall return written comments to the RVMA within 60 days of receipt. The reports will be finalized within 30 days of receipt of the County's written comments with the final Plan subject to approval by the BCC.

                 Additionally, a written report will be submitted to the County within 90 days of this amended agreement becoming final which establishes the method(s) by which continuing traffic counts will be obtained on a regular basis as described in subparagraph (a) 2 above. Once established, the annual traffic counts data will be submitted to the County with each Annual Review report.

                 c) Enforcement. The County shall have the ability to enforce the transportation policies, standards, and improvements through maintenance agreements, adopted pursuant to this Amended Agreement, with each of the master associations, with respect to the area covered by each such master association. Each master association shall have the obligation of maintaining transportation improvements, providing traffic controls, and operating transit services within the area covered by such master association. The RVMA is responsible for overall planning as outlined in subparagraph (a) above with proportionate financial contributions from The Colony Master Association based on its impact upon existing conditions or as otherwise required under the Joint Operating Agreement. If the County finds, on the basis of substantial evidence, that the RVMA or The Colony Association has not complied in good faith with the material terms and conditions of this Section 3.3.5, the County may declare such association in default of this Amended Agreement and the County shall have available to it the default procedures set forth in Section 5.1 herein and the enforcement provisions set forth in Section 5.2 herein, as well as the authority to withhold future approvals, to include Building Permits.

          3.3.6 Construction Impacts. The Project will be under construction over a ten to fifteen year period; thus, construction impacts, including environmental effects and economic and social effects (such as disruption of business, noise, dust) will be an ongoing topic to be addressed.

                 a) Standard. The Construction Mitigation and Management Plan attached hereto as Exhibit F includes an assessment of potential construction impacts and a set of policies, standards, and programs to address and minimize construction impacts. Exhibit F augments policies and standards normally imposed by the County as a part of its code enforcement activities or other public agencies involved in environmental protection.

                 b) Monitoring. Ongoing monitoring of construction impacts shall be conducted by the County as a part of its code enforcement activities and development review process. This will be accomplished in part through the independent engineer provided for in Section 3.3.3 and the County's monitoring. Failure to meet specific mitigation procedures shall result in an immediate notification to the developers and shall be subject to the enforcement provisions of the Code and any other related ordinance or regulations, in addition to those specified below. The results of this monitoring shall also be incorporated into the Annual Review of this Amended Agreement.

                 c) Enforcement. The County shall have the ability to enforce construction management policies, standards, and improvements by withholding further condominium or subdivision plat, site plan, and building permit approvals, and/ or issuing a stop work order for the offending project until the standards set forth in Exhibit F that are associated with a particular Project Site are addressed in the condominium or subdivision plat or site plan for that particular Project Site consistent with this Amended Agreement. Any approval shall assure that construction mitigation policies, standards, and measures reflected in the Collective Standards, including the Construction Mitigation and Management Plan, are achieved as time goes forward. In addition to enforcement during the individual project approval process, if the County finds, on the basis of substantial evidence, that a Developer or Developers or the RVMA has not complied in good faith with the material terms and conditions of this Section 3.3.6, the County may declare such party in default of this Amended Agreement and the County shall have available to it the default procedures set forth in Section 5.1 herein and the enforcement provisions set forth in Section 5.2 herein.

          3.3.7 Open Space Preservation. Open space preservation is a major policy objective of the General Plan and The Canyons SPA Plan. A substantial portion of territory in the West Mountain Neighborhood will ultimately be restricted to permanent open space uses as the result of the Project as specified in Section 3.8 of this Amended Agreement.

                 a) Standard. The Open Space and Viewshed Plan attached hereto as Exhibit H.2 specifies the location, extent, and character of open space within the Project, and reflects and implements the General Plan, the Canyons SPA Zone District, The Canyons SPA Plan, and the Code. This Amended Agreement, at Section 3.8, describes in further detail the obligations of the Developers with respect to open space, including a method for phasing open space and enforceable restrictions in conjunction with development.

                 b) Monitoring. The Open Space and Viewshed Protection Plan specifies the open space lands to be protected and the linkage of this permanent protection to the overall Development Program. Progress towards completion of this protection shall be monitored as a part of the development approval process. The results of this monitoring shall be incorporated into the Annual Review of this Amended Agreement.

                 c) Enforcement. The County shall have the ability to enforce open space and viewshed protection by either withholding condominium or subdivision plat, site plan, and building permit approvals, or requiring compliance with Section 3.3.7 as a condition of approving a plat, site plan, or building permit, until the open space and viewshed provisions set forth in Exhibit H are addressed. In addition to enforcement in the development approval process, the County shall have available to it the default provisions of Article 5 of this Amended Agreement. Any County approval shall assure that policies, standards, and facilities reflected in the Collective Standards regarding open space are included and achieved. In addition to enforcement during the individual project approval process, if the County finds, on the basis of substantial evidence, that a Developer or Developers or the RVMA has not complied in good faith with the material terms and conditions of this Section 3.3.7, the County may declare such party in default of this Amended Agreement and the County shall have available to it the default procedures set forth in Section 5.1 herein and the enforcement provisions set forth in Section 5.2 herein.

          3.3.8 Comprehensive Signage Plan. A Comprehensive Signage Plan shall be developed for review and approval by the Director within 90 days of the effective date of this Amended Agreement. Once approved by the Director, the Plan shall be automatically incorporated into the Architectural Guidelines in Exhibit C and the Plan shall then serve as the regulation for all signs with the area under the RVMA.

          3.3.9 Early Landscape Screening. Early landscape screening areas have been identified in the Open Space and Viewshed Protection Plan and Exhibit H.4 designates areas where such early landscape screening materials shall be installed. A detailed planting plan for each of the areas designated in this Amended Agreement shall be submitted to the Director for approval within 180 days of the Effective Date of this Amended Agreement. The implementation of the planting plan for each designated area shall begin prior to October 1, 2000 and proceed to completion in a timely fashion. The detailed planting plan shall be in the form of plans for construction and include detailed construction plans showing the location, size and type of vegetation, methods of irrigation and maintenance, and a proposed completion schedule.

        3.3.10 Lifts 18 and 22. Lifts 18 and 22 shown in Exhibit B.6 Mountain Master Plan are located in a viewshed the community deems sensitive. When The Resort applies for a Low Impact Permit, specific design criteria and plans shall be included in the Application demonstrating minimal impacts to the viewshed. The Community Development Director prior to or as part of the submission of an application for Low Impact Permit shall review and approve, or approve with conditions a proposal for Lifts 18 and 22.

        3.3.11 Frostwood Resort Design Guidelines. The Developers of this Development Area shall submit comprehensive design guidelines related to streetscapes, roundabout, and boulevard design, exterior street and plaza area lighting, public art, concepts for the placement of multi-family residential development onto the hillside, mitigation of hotel/lodging building height, and landscaping that shall be incorporated into all Project Sites within the Development Area. These guidelines shall be submitted to the Director within 90 days of the Effective Date of this Amended Agreement, which the Director shall approve, approve with conditions, or deny. In no instance will a development permit be issued for any Project Site within this Development Area until these guidelines have been approved by the Director. In addition to the design guidelines, the Developer shall submit a detailed proposal for the phasing and completion of these improvements.

        3.3.12 Joint Operating Agreement Required. The Joint Operating Agreement required between the RVMA and The Colony Master Association in Section
        3.5.3 shall be completed and approved by both parties be April 30, 2000. Upon its approval, the Joint Operating Agreement shall automatically be incorporated as an Exhibit to this Amended Agreement.

     Section 3.4 Annual Review. The RVMA, with the participation of The Colony Master Association when requried, shall submit to the County an Annual Report on the compliance with the Benchmarks. The Annual Report shall be submitted on the anniversary of the Effective Date or upon such other date as is mutually agreed upon among the parties. The Director shall review the annual report pursuant to this Amended Agreement to determine if there has been demonstrated compliance with the terms hereof. A copy of the Annual Report will be forwarded to the BCC and Planning Commission by the Director. The Director shall schedule a review of the Report with the BCC at its next available regular meeting. At the Director's option, he may issue a report to the BCC on Developer compliance with the terms and conditions of this Amended Agreement. If the BCC determines that there has not been demonstrated compliance with the terms of this Amended Agreement, the Director, RVMA, and/or Developers shall meet to discuss the BCC's determination. If the RVMA and/or Developers agree with the BCC's determination, they (the RVMA and/or Developers and the Director) shall discuss mechanisms for remedying the lack of compliance and agreed upon proposals will be reported to the BCC. If, the Director and the RVMA and/or Developers are unable to reach an agreement, and the BCC continues to find, on the basis of substantial competent evidence, that there has been a material default in accordance with Section 5.1.1 below, the BCC may follow the procedures set forth in Article 5 below concerning procedures in the event of a default. The Director or BCC's failure to review at least annually the Developers' compliance with the terms and conditions of this Amended Agreement shall not constitute or be asserted by any party as a breach of this Amended Agreement by the Developers or the County. Further, such failure shall not constitute a waiver of County's right to revoke or modify this Amended Agreement according to the terms and conditions set forth herein.

     Section 3.5 Master Associations. There shall be two master associations maintained at all times over all of the Property in the SPA. The Canyons Resort Village Management Association (the "RVMA") shall be maintained over all areas in the SPA except for The Colony, Mines Ventures, and the Silver King Mines Development Areas. There shall be a separate master association which shall be maintained over The Colony, Mines Ventures, and Silver King Mines Development Areas.

        3.5.1    The Canyons Resort Village Management Association.

                 3.5.1.1 The purposes of the RVMA are as set forth in The Canyons Resort Village Management Agreement attached hereto as Exhibit E and are summarized as follows: (i) to regulate and maintain certain standards and levels of maintenance of all buildings, roads, and landscaping within The Canyons SPA except for The Colony, Mines Ventures, and Silver King Mines Development Areas; (ii) to run and operate that portion of the Resort Community outside of The Colony, Mines Ventures, and Silver King Mines Development Areas, including without limitation acquiring, building, developing, maintaining, and so forth, amenities, such as streets, roads, and pedestrian pathways, a golf course, a people mover, public gathering areas, skating rinks, utilities, and other such amenities and improvements as set forth in Exhibit I; (iii) to market that portion of the Resort Community outside of The Colony and Mines Ventures Development Areas (as a commercial property the Silver King Mines Developer agrees, which will be formalized through the Joint Operating Agreement, to participate with the RVMA with regard to marketing and other applicable resort operations and to contribution to such efforts, which will include the payment of a comparable fee as paid by other properties within the RVMA, and which said agreement shall run with the land so long as the Silver King Mines Development area is operated as a commercial property); (iv) to perform design and architectural review functions; (v) to establish and enforce rules and regulations for that portion of the Resort Community outside of The Colony, Mines Ventures, and Silver King Mines Development Areas; and (vi) to levy and collect assessments necessary to carry out the purposes described above.

                 3.5.1.2 The RVMA shall file Articles of Incorporation under Utah Law, within 30 days of the effective date of this Amended Agreement.

                 3.5.1.3 The Canyons Resort Village Management Agreement, attached hereto as Exhibit G, as amended in accordance with this Amended Agreement, shall serve as the governing document of the RVMA.

                 3.5.1.4 All of the participating Development Areas except The Colony, Mines Ventures, and Silver King Mines (with the specific exception noted in Subparagraph 3.5.1.1) shall be parties to that agreement which shall run with the land and be binding upon those Participating Landowners, or their successors.

                 3.5.1.5 Each Developer shall cooperate in establishing owner or management associations and/or easements and maintenance regimes reasonably required for the convenient and mutually beneficial use and operation of the Project. 3.5.1.6 The provisions of The Canyons Resort Village Management Agreement that relate to the RVMA's obligations under this Agreement may not be amended without the express written consent of the County, which consent shall not be unreasonably withheld or delayed.

        3.5.2 The Colony Master Association. The master association maintained over The Colony, Mines Ventures, and Silver King Mines Development Areas shall be for the purposes of regulating and maintaining certain standards and levels for installation and maintenance of all buildings, roads, and landscaping within those Development Areas; architectural review; establishing rules and regulations related to these development Areas. 3.5.3 Master Association Joint Operating Agreement. A Joint Operating Agreement shall be established between The Colony Master Association and the RVMA to define the responsibilities and commitments of each association for joint functions including cost sharing related to among other things open space management, environmental and wildlife enhancement programs, participation in the Annual Report to the County, and other joint functions as defined in this Amended Agreement. The Joint Operating Agreement shall be completed and presented to the County for review, comment, and approval prior to the approval and recordation of The Colony Plats III, IV, or V, and shall automatically become an exhibit to this Amended Agreement.

Section 3.6      Infrastructure Improvements and other Mitigation Measures.

        3.6.1 Construction of Infrastructure Improvements. Individual Project Site Developers shall construct at their own cost those infrastructure improvements, contemporaneously with approval of final subdivision plats and site plans, as are required by the Code, the County Engineer, and any applicable special service district or county service area, and subject to and as modified by any applicable terms of this Amended Agreement.

        3.6.2 Off-Site Infrastructure. Individual Project Site Developers shall comply at their own costs with the applicable sections of the Code, as amended, for off-site and project infrastructure requirements at the time of final subdivision or condominium plat or site plan approval. This shall include the verification of the continued availability of the following for Project Sites at the time of building permit issuance: (a) sewage treatment capacity to cover anticipated development within the site plan or plat, (b) water and water pressure adequate for residential and commercial consumption and fire flows, (c) capacity for electrical and telephone service, and (d) road capacity.

        3.6.3 Special Infrastructure / Community Facilities and Improvements. Those Developers specifically noted in this Subsection and the RVMA will provide the following infrastructure and community facilities and improvements:

                 3.6.3.1 Fire Station Site. A site for a fire station, as designated in Exhibit B.1 and B.5.6, which will be constructed, equipped, and operated by the Park City Fire District, shall be dedicated to the Fire District: a) at a time mutually agreed to by the Master Developer and the Fire District, or b) at the time a Final Plat or Site Plan Approval that is inclusive of the physical site for the fire station, but in no event later than five years after the Effective Date of this Agreement.

                 3.6.3.2 Public Access Trails. Certain trails designated for public access within the Canyons SPA Plan shall be subject to trails easements granted by the applicable Developers. Two classes of public access trails will be established. Class A trails are those conveying public easements or some other form of conveyance acceptable to the Snyderville Basin Special Recreation District. Class B trails are those having private easements but still accessible to the public. The Class A Public Access Trails are shown in Exhibit I.2.1. Class B trail locations are generally shown in Exhibit L.2.2. All responsibility related to the provision and construction of these trails are fully described in Exhibit L.2.3.

                 3.6.3.3 Public Utility Easements. Developers agree to grant the County and its Special Districts perpetual rights and easements, in common with others for the benefit of properties within the SPA Zone, to install, construct, maintain, and repair utility lines, cables, wires, conduits, pipes, mains, poles, guys, anchors, fixtures, supports and terminals, repeaters, and such other appurtenances of every nature and description as the County may deem reasonably necessary to service Project Sites that will be developed or improved as provided for under this Amended Agreement, including without limitation those for the transmission of intelligence by electricity, for water, electricity, telecommunications, gas, sewage, septic, sanitary sewer, and drainage. Easements required hereunder shall be granted within 60 days of request therefor by the County of a specific alignment for such easement. The Developer of a Project Area may offer the County suggestions regarding the alignment. All approvals shall be complete and easements granted by the end of the 60 day period. All utilities shall be constructed in such a way as to minimize the impact on the burdened property and interference with existing or proposed structures, as well as to not adversely impact the aesthetics of the surrounding properties and to restore and revegetate the area equal to or better than the preexisting condition. This requirement for the provision of public utility easements shall be a mandatory provision in the Resort Village Management Agreement and in the governing documents of The Colony Association. All utilities, as reasonably determined by the County, shall be underground to the extent possible.

                 3.6.3.4 Transportation and Transit System. Developers shall not protest the creation of a Transportation Service District or Service Area which provides transportation services into the Canyons SPA Zone District. Further, the RVMA shall contribute a lump sum amount of $265,000 (seed monies) or some appropriate equivalent contribution to the Transportation Service District or Service Area within 90 days of its creation or some other mutually agreed to period. The purpose of the contribution will be to provide for buying or otherwise acquiring buses, developing bus stops, and constructing other necessary transportation facilities. If similar existing transit service into The Canyons is being provided at the time of the request for contribution by the Transportation Service District, the new service must meet or exceed the existing service requirements, and to the extent existing contracts are in place, the replacement service and related contributions will begin at the end of such contract term. Furthermore, the new service shall be consistent with the Transportation Plan prepared under Section 3.3.5 and reviewed and approved by the County.

                 3.6.3.5 Amphitheater. Consistent with the Master Amenities Plan set forth in Exhibit I, the RVMA shall provide an appropriately sized amphitheater at the mid-mountain development, as described in Exhibit I.5, similar in quality to the Ford Amphitheater in Vail, Colorado. A detailed proposal shall be submitted for a Low Impact Permit before construction may commence.

                 3.6.3.6 Gardens. The RMVA shall provide for floral gardens, including annual and perennial plants in selected locations throughout the Resort Core. These gardens shall be of high quality and well maintained and where possible provided in conjunction with parks, trails, and other similar areas. These areas shall be approved as part of a Low Impact Permit for the comprehensive landscape plan for the central pedestrian street in the Resort Core and in the approval of the final site plan for individual Project Sites in the Resort Core, Frostwood, and Lower Village Development Areas.

                 3.6.3.7 Convention Center. The RVMA shall provide a Convention Center in the Resort Core. The Convention Center shall be as described in the RVMA master amenity plan. The Convention Center shall provide "state of the art" convention and meeting facilities and amenities. A study shall be presented by the RVMA to the BCC prior to the construction of the Convention Center for the purposes of discussing design options. The Facility shall, to the extent practicable, contain exhibition space nearby. A detailed proposal shall be submitted for a Low Impact Permit before construction may commence.

                 3.6.3.8 Artist Residency Program & Facility. The RMVA shall provide for an artist residency program and facility at the Red Pine Village.

                 3.6.3.9 Frostwood Lift. This Amended Agreement requires the installation of a transportation lift to connect the Frostwood Development Area with the Resort Core by a temporary and a permanent alignment connecting to the Lower, the alignments for both are shown in Exhibit B.4 . The Developer or Developers of the Frostwood Development Area shall provide the County with evidence of an agreement that provides for the construction, operation, and maintenance of a temporary and permanent lift and a schedule for constructing the lifts prior to the issuance of the first building permit for a Frostwood Project Site. Either alternative shall be installed prior to issuance of Certificates of Occupancy for the first Project Site for the Frostwood Development Area unless the Developer has demonstrated to the Director that construction of the lift, although not complete, is progressing and that a bond in an amount that will secure the installation of the lift shall be posted, then the time frame for construction may be extended to a date 15 days before the official commencement of skiing at The Resort in that calendar year. The permanent lift shall be constructed before or in conjunction with the completion of the lift described in Section 3.6.3.10. (The Frostwood Developers shall not be relieved of the responsibility to provide the permanent lift but may, with the approval of the Master Developer, retain the lift designated as temporary herein on a permanent basis).

                 3.6.3.10Lower Village Lift. This Amended Agreement requires the installation of a transportation lift to connect the Lower Village directly with the Resort Core. A people mover would fulfill this requirement. The lift shall be installed prior to the issuance of a certificate of occupancy for the first Project Site (excluding the Welcome Center, gas station, retail convenience store, and any single family detached dwelling units) in the Lower Village Development Area. In the alternative, a bond in an amount that will secure the installation of the lift shall be posted by the RVMA of other affected Developers and there shall interim convenient and frequent mass transit between the Lower Village and the Resort Core. The location and design of the lift and terminal facilities shall require low impact permit approval as described in Article 1 and Section 2.2.4.

                 3.6.3.11RVMA Tree Planting Program. The RVMA shall budget for and undertake annually a tree planting program. The objective of the program shall be the on-going planting of larger quantities of seedlings and small caliper trees throughout the RVMA area, together with a limited number of larger specimens in the highly visible areas. This shall be an annual responsibility of the RVMA. Participating Landowners will grant a landscaping and maintenance easement to the RVMA for the purposes of installing and maintaining such landscaping. This program shall not eliminate the landscape requirements of a Project Site Developer, which will be reviewed and approved by Summit County with the subdivision plat or site plan, or as otherwise required in this Amended Agreement.

     Section 3.7 Assurance of Water Supply. The Master Developer has entered into an agreement with Summit Water Distribution Company that the Master Developer anticipates will provide a supply of water adequate for its needs for construction and operation of the first several years of The Canyons Master Plan. Total demand for build out of the Project has been calculated through an engineering study completed by EWP Engineering entitled The Canyons Infrastructure Master Plan - Final Report, November 17, 1998, which is incorporated by reference herein and which shall serve as the Utility Infrastructure Master Plan, unless an amendment thereto is approved by the BCC and applicable service districts. Dependant upon the adequacy of water supply, the Master Developer anticipates that Summit Water may provide for its future water needs. The purpose of this section is limited to supplying the County with an informational understanding of possible water sources which may serve the Canyons SPA Zone District. Prior to approvals of specific condominium and subdivision plats, site plans, and building permits, more definitive commitments with respect to water quantity and quality will be required in accordance with
Section 2.7.4.1, other provisions of this Amended Agreement, and the Snyderville Basin Development Code.

     Section 3.8 Open Space Lands and their Enforceable Restrictions.

          3.8.1 Amount of Open Space. Areas of Open Space are depicted in the Open Space Plan set forth in Exhibit H.2. attached hereto. More than 90% of all lands within The Canyons SPA Plan is graphically depicted as open space in the Open Space Plan. The County and the Developers agree that throughout the Term of this Amended Agreement, including any amendments pursuant to Section 5.13 below, these lands shall remain as open space as designated in the Open Space Plan.

          3.8.2 Five Classes of Open Space. The following five classes of open space are established by this Amended Agreement.

                 3.8.2.1  Master  Planned  Open Space.  The Master  Planned Open
                 Space, as defined in the Open Space Plan will protect approximately 4,200 acres. This class of open space will encompass all lands, other than The Colony as described in Exhibit H.2.1, unless replaced by another designation described elsewhere in this section, and will allow agricultural uses, skiing, hiking, other active and passive recreational uses, and easements for utilities, required infrastructure and the like. The Master Planned Open Space is established as of the Effective Date of this Agreement. The Master Planned Open Space will be maintained by the owner of the land on which the Master Planned Open Space is located or by The Canyons Resort Village Management Association. Master Planned Open Space shall be deed restricted as development occurs on certain lands of the Master Developer, and lands of Osguthorpe, Silver King, Mines Ventures and in the Resort Center, as described in this section. Other Master Planned Open Space lands will become Third Party Protected Open Space, as also provided for in this section.

                         3.8.2.1.1 Lands Owned by the Master Developer. The Master Planned Open Space associated with development on lands owned or controlled by the Master Developer (the "Master Developer Lands"), as shown on Exhibit H.2.1, shall be deed restricted as subdivision plats and site plans are approved. The Planning Commission shall include a review of the Master Developer's deed restricted open space in its annual review in order to ensure that the percentage of deed restricted open space is roughly equivalent to the percentage of the Master Developer's development approved through plats and site plans.

                         3.8.2.1.2 Osguthorpe Lands. With respect to the property owned or controlled by Osguthorpe, as shown on Exhibit H.2.1 hereto, the mechanism for additional enforceable restrictions on the open space associated with the Osguthorpe lands shall be addressed at the time the first Project Site located on Osguthorpe lands is submitted to the County for condominium or subdivision plat or site plan approval. The mechanism for permanent open space protection shall be deed restrictions or some other method mutually agreeable to Osguthorpe and the County, and shall provide permanent protection on a basis proportionate to the pace of development. A specific phasing plan demonstrating such protection shall be submitted with the first Project Site development application.

                         3.8.2.1.3 Silver King and Mines Ventures. The open space associated with these Development Areas will be subject to additional enforceable restrictions, either by platting or by deed restriction, at the time each Project Site is submitted to the County for condominium or subdivision plat or site plan approval.

               3.8.2.2 Third Party Protected Open Space. The lands designated as Third Party Protected Open Space on the Open Space Plan include the State of Utah School and Institutional Trust Lands Administration("SITLA") lands, which total approximately 520 acres of land, as depicted on Exhibit H.2.2 hereto. These lands will be secured by conservation easements benefiting such third parties as are agreed upon by the parties. Until being placed under a conservation easement, such property shall be considered Master Planned Open Space.

                         3.8.2.2.1 SITLA Lands. A conservation easement over 25% of the portion of the SITLA Lands designated as open space on Exhibit H.2.2, for the benefit of the County, or such other beneficiary as may be agreed upon by the parties, shall be granted within 90 days of the Effective Date of this Amended Agreement. A conservation easement over the remainder of the SITLA Lands designated as open space shall be granted according to the following schedule: a total of 50% of the SITLA Lands will be placed under a conservation easement at such time as building permits for 25% of the buildable square footage in the Red Pine Village Development Area have been issued; a total of 75% of the SITLA Lands will be placed under a conservation easement at such time as building permits for 50% of the buildable square footage in the Red Pine Village Development Area have been issued; and a total of 100% of the SITLA Lands will be placed under a conservation easement at such time as building permits for 75% of the buildable square footage in the Red Pine Village Development Area have been issued. The lands that are to be dedicated as perpetual open space shall begin on the west boundary and proceed eastward.

                         3.8.2.2.2 Adequate financial arrangements for the maintenance of such lands, to the extent that such funding has been demonstrated to be necessary by similar funding for similar lands in the Snyderville Basin, shall be made by the Developers or The RVMA at the time each conservation easement is granted.

                 3.8.2.3 Deed Restricted Open Space and Buffer Lands. That portion of the approximately 320 acres of land identified in Exhibit H.2.3, Resort Center Open Space and Buffer Lands, that will not be used for golf in accordance with Section 3.2.2 of this Amended Agreement shall be deed restricted as open space at the time the Project Sites on which designated Open Space and Buffer Lands are approved, and such a deed restriction shall be a condition of approval for any such Project Site. For such lands that are planned as part of the golf course, the boundaries of the easements shall be finalized and an easement or other conveyance made in favor of the RVMA no later than 90 days after final engineering for the golf course is completed. The perimeter of the easement or conveyance shall include an area located a distance of 30 feet from any point along the edge of the fairways. In addition, as the anticipated course is largely a "target course," those areas between tee boxes and fairways shall also be subject to the easement, generally drawing a straight line between the outside edge of the easements for both, thus forming a continuous easement between the tee boxes and fairways. The lands to be dedicated as open space are be shown in The Canyons Master Illustrative Plan, Exhibit B, for each of the development sites in the Resort Center. The uses allowed on the Resort Center Open Space and Buffer Lands will be recreational uses, such as golf and parks. Prior to the imposition of deed restrictions, the areas designated Resort Center Open Space and Buffer Lands shall be Master Planned Open Space. The Open Space and Buffer Lands shall be maintained by either the landowner upon which the open space is located or the RVMA.

                 3.8.2.4 Neighborhood Parks. A neighborhood park shall be included within each Development Area within the Resort Community with the exception of The Colony, Mines Ventures, and Silver King Mines, and shall be of a reasonable size, and contain appropriate improvements for that neighborhood. A plan for the park site and the construction of the improvements shall be submitted by the Developer as part of the first Project Site within that Development Area. All of the Parks will be maintained by The RVMA.

                 3.8.2.5 Transferred Development Rights (TDR) From Lands Outside the Canyons SPA. The Master Developer has arranged for the transfers of density from two parcels outside of The Canyons SPA to be used within The Canyons SPA. These are the Mountain Meadows and Mutcher properties identified in Exhibit H.2. Third-party conservation easements have been or will be placed on the open space from which the density has been transferred within ninety (90) days of this Amended Agreement or such other later date agreed upon by the County.

Section 3.9      Payment of Fees.


        3.9.1 Planning Fees. SPA Rezone Application, Development Agreement Application, Development Review, Engineering and Related Fees. Pursuant to the provisions of Summit County Resolution 99-11, the Developers have paid all sketch and Rezone fees associated with the approval of The Canyons SPA Plan. Developers shall receive no further credits or adjustments with respect to fees paid prior to the SPA Plan approval toward any other Project site development review fees, platting, or similar standard engineering review fees or other fees generally applicable to plats, site plans, low impact permits, or building permit review and approval. Application and review fees for final Site Plans, Plats and/or maps for each phase of The Canyons SPA Plan shall be paid at the time of application for any such approval. As such, the County may charge such standard planning and engineering review fees as are generally applicable at the time of application, pursuant to the provisions of Resolution 99-11, as amended, or other applicable statutes, ordinances, resolutions, or administrative guidelines.

        3.9.2 Development Impact Fees. In consideration for the agreements of the County in this Amended Agreement, the Developers agree that the Project Sites shall be subject to all impact fees of the County or any other special service distric which are (1) imposed at the time of issuance of building permits, and (2) generally applicable to other property in the Snyderville Basin; and, Developers waive their position with respect to any vested rights to the imposition of such fees, but shall be entitled to similar treatment afforded other vested projects if the impact fee ordinance makes any such distinction. If fees are properly imposed under the preceding tests, the fees shall be payable in accordance with the payment requirements of the particular impact fee ordinance and implementing resolution. Notwithstanding the agreement of the Developers to subject The Canyons SPA Plan to impact fees under the above-stated conditions, the Developers do not waive Developers' rights under any applicable law to challenge the reasonableness of the amount of the fees within thirty (30) days following imposition of the fees on The Canyons SPA Plan based upon the application of the Rational Nexus Test. For purposes of this Amended Agreement, the Rational Nexus Test shall mean and refer to a standard of reasonableness whereby The Canyons SPA Plan and Property shall not bear more than an equitable share of the capital costs financed by an impact fee or exaction in relation to the benefits conferred on and impacts of The Canyons SPA Plan. The interpretation of "rational nexus" shall be governed by the federal or Utah case law and statutes in effect at the time of any challenge to an impact fee or exaction imposed as provided herein including, but not limited to, the standards of Banberry Development Corp. v. South Jordan County, or its successor case law.

Section 3.10 Survival of Developers' Obligations. Notwithstanding any provisions of this Amended Agreement to the contrary, so long as this Amended Agreement has become effective and all appeal periods have expired, and as a partial consideration for the parties entering into this Amended Agreement, the parties agree that the Developers' obligations to provide to the County the following enumerated benefits shall survive the term of this Amended Agreement, as defined in Section 5.9.

        (a) Granting of any Class A Trail easement on an alignment as provided for in Exhibit I.2.3 to the Snyderville Basin Special Recreation District;

        (b) Dedication of any open space provided for in this Amended Agreement proportionate to completed development, measured by dividing the constructed square footage of completed development by the total allowable square footage of development within the Project;

        (c) Payment of impact fees to the extent such fees are payable under the terms of this Amended Agreement and any applicable impact fee ordinance or implementing resolution;

        (d) Compliance with the  indemnification and hold harmless provisions in
        Section 6.7 hereof, and the mutual releases provisions in Section 5.12.2 hereof;

        (e) Construction of any amenity as provided in this Amended Agreement if and to the extent that there is a Project Site associated with such amenity and such Project Site has been constructed;

        (f) Construction of any major amenities, in accordance with Section 3.3.4; and

        (g) Construction of any roads or public improvements covered by a recorded plat, at such time as lots are purchased, and as provided for in the relevant development improvements agreement, unless earlier vacated prior to the sale of any lots.

Section 3.11 Obligations and Rights of Mortgage Lenders. The holder of any mortgage, deed of trust, or other security arrangement with respect to the
Property, or any portion thereof, shall not be obligated under this Amended Agreement to construct or complete improvements or to guarantee such construction or completion, but shall otherwise be bound by all of the terms and conditions of this Amended Agreement which pertain to the Property or such portion thereof in which it holds an interest. Any such holder who comes into possession of the Property, or any portion thereof, pursuant to a foreclosure of a mortgage or a deed of trust, or deed in lieu of such foreclosure, shall take the Property, or such portion thereof, subject to any pro rata claims for payments or charges against the Property, or such portion thereof, deed restrictions, or other obligations which accrue prior to the time such holder comes into possession. Nothing in this Amended Agreement shall be deemed or construed to permit or authorize any such holder to devote the Property, or any portion thereof, to any uses, or to construct any improvements thereon, other than those uses and improvements provided for or authorized by this Amended Agreement, as would be the case in any assignment, and thus shall be subject to all of the terms and conditions of this Amended Agreement, to include the obligations related to the completion of amenities and improvements.

Section 3.12 Transfers of Development Rights (TDR). A number of additional units have been established within the Canyons SPA for the purposes of allowing the transfer of density, both within and from outside the boundary of the Canyons SPA, to preserve certain open space and important viewsheds. Exhibit K which incorporates the TDR Agreement (Exhibit K.1) and the TDR Program (Exhibit K.2) establishes all of the Transfer of Density allowances under this Amended Agreement and of the obligations and commitments related to the transfer of density, which obligations and commitment are expressly assumed and agreed to by the County and Developers. Those owners of parcels of real property located outside the SPA boundary that have agreed to restrict the development of such property in exchange for a transfer of density to within the SPA boundary hereby agree to record a covenant against their property acknowledging the nature and extent of such restrictions.

Section 3.13 Other Ski Resorts. With regard to the Mines Ventures and Silver King Mines development areas, any connection to other ski resorts must be approved by both Summit County, the Master Developer and the Developer of The Colony.

Section 3.14 Fractional Interest and Timeshare Unit Conversion Prohibition to Primary Residential Units. The parties understand and agree that all timeshare and fractional interest units shall be restricted in such a way as to prohibit conversion of such to use as primary residential dwelling units. Densities received by Developers for such units are granted by the County under the express understanding that these timeshare and fractional interest units are for resort accommodation only.

Section 3.15 Automobile Prohibition at Red Pine Village, Tombstone, and Red Pine Lake Development Areas. As required in Section 3.3.5(a) of this Amended Agreement, a remote parking and management plan, to include check-in, concierge service and transportation between parking and accommodation, must be included in the Transportation Plan. This aspect of the Plan shall be adopted and implemented in conjunction with hotel/lodging unit development in Red Pine Village, Tombstone, and Red Pine Lake Development Areas. In general, automobile access to these areas will be prohibited. Access will be provided and maintained for service vehicles and emergency services.



                                    ARTICLE 4
                        FURTHER OBLIGATIONS OF THE COUNTY

Section 4.1 Land-Secured Financing Districts and Related Financing Techniques. At the request of the Master Developer or the RVMA, the County, in its sole and absolute discretion, may consider the use of land-secured financing for financing the public improvements required for the Project, including without limitation special assessments and special taxes under state law, and may include capital and non-capital financing or both. The County, at its sole discretion, may determine the conditions for the use of such financing, including, but not limited to, petitions or applications of the Master Developer and/or the RVMA, the making of deposits sufficient to cover any County out-of-pocket costs, the need for and the conditions of any current appraisals required for any financing and any standards relating to the marketing of any securities, such as lien-to-value ratios, taxable or tax-exempts bonds and series, or other structural aspects of issues of securities. While the County agrees to cooperate in the consideration of such financing, including the taking of proceedings under appropriate authorities, the County does not guarantee that any securities can or will be issued, sold, or delivered except as may be approved by the County with the assistance and advice of the financial advisors, underwriters, consultants, and attorneys retained by the County for such purposes.

Section 4.2 Cooperation between the County and the Developers. The County agrees to reasonably cooperate with the Master Developer and any Participating Landowner in their endeavors to obtain any other permits and approvals as may be required from other governmental or quasi-governmental agencies having jurisdiction over Project Sites or portions thereof.

Section 4.3 Employee Affordable Housing. In the event that sites outside of The Canyons SPA, but within the jurisdiction of Summit County, are consistent with the General Plan and are identified by the County for employee housing in accordance with the Developers' obligations under this Amended Agreement and, if, after reasonable, good faith efforts by the Developers, the Developers do not receive all necessary permits and approvals for any such site so identified, the Developers shall not be relieved of the obligation to provide employee housing that such site was intended to fulfill under this Amended Agreement, but shall be allowed a reasonable delay in fulfilling such obligation under this Amended Agreement.


                                    ARTICLE 5
                               GENERAL PROVISIONS

Section 5.1      Default.

        5.1.1 Occurrence of Default. Default under this Amended Agreement occurs upon the happening of one or more of the following events or conditions:

                 (a) A warranty or representation made or furnished to the County by a Developer, the RVMA, or The Colony Master Association in this Amended Agreement, including any attachments hereto, which is materially false or proves to have been false in any material respect when it was made.

                 (b) A finding and determination made by the County following a Benchmark or Annual Review that upon the basis of substantial evidence, the Master Developer, Developers, The Colony Master Association, or RVMA have not complied in good faith with one or more of the material terms or conditions of this Amended Agreement, including a failure to satisfy Benchmarks under
                 Section 3.3.

                 (c) Any other act or omission by the Developer(s) that materially interferes with the intent and objective of this Amended Agreement.

        5.1.2 Procedure Upon Default. Within ten (10) days after the occurrence of a default hereunder, the County shall give the Defaulting Party (where "Defaulting Party" means the party or parties alleged by the County under Section 5.1.1 as being in default) and the Canyons Resort Village Management Association and/or The Colony Master Association written notice specifying the nature of the alleged default and, when appropriate, the manner in which the default must be satisfactorily cured. The Defaulting Party shall have sixty (60) days after receipt of written notice to cure the default. Failure or delay in giving notice of default shall not constitute a waiver of any default, nor shall it change the time of default. Notwithstanding the sixty-day cure period provided above, in the event more than sixty days is reasonably required to cure a default and the Defaulting Party or some other party, within the sixty day cure period, commence actions reasonably designed to cure the default, then the cure period shall be extended for such additional period during which the Defaulting Party or such other party is prosecuting those actions diligently to completion.

        5.1.3    Remedies Upon Default.

                 (a) Equitable Remedies: In the event a default remains uncured after proper notice and the expiration of the applicable cure period without cure, the County shall have the option of suing the Defaulting Party for specific performance or pursuing such other remedies against the Defaulting Parties as are available in equity. It is stipulated between the parties for purposes of any judicial proceeding that the County need only establish the occurrence of default under Section 5.1.1 of this Amended Agreement to obtain equitable relief.

                 (b) Major Default: A "major default" means a default which, taking this Amended Agreement as a whole, has the effect of denying the County the essential benefits of this Amended Agreement or placing upon the County significant negative fiscal impacts not contemplated by this Amended Agreement. In the event of a major default, the County shall have the option of terminating this Amended Agreement in its entirety after proper notice and expiration of the applicable cure periods without cure, and after exhaustion of all equitable remedies, if applicable.

Section 5.2 Enforcement. The parties to this Amended Agreement recognize that the County has the right to enforce its rules, policies, regulations, and ordinances, subject to the terms of this Amended Agreement, and may, at its option, seek an injunction to compel such compliance. In the event that Developers or any user of the subject property violate the rules, policies, regulations or ordinances of the County or violate the terms of this Amended Agreement, the County may, without electing to seek an injunction and after sixty (60) days written notice to correct the violation (or such longer period as may be established in the discretion of the Board of County Commissioners or a court of competent jurisdiction if Developers have used their reasonable best efforts to cure such violation within such sixty (60) days and are continuing to use their reasonable best efforts to cure such violation), take such actions as shall be deemed appropriate under law until such conditions have been honored by the Developers. The County shall be free from any liability arising out of the exercise of its rights under this Section; provided, however, that any party may be liable to the other for the exercise of any rights in violation of Rule 11 of the Utah Rules of Civil Procedure, Rule 11 of the Federal Rules of Civil Procedure and/or Utah Code Annotated Section 78-27-56, as each may be amended.

Section 5.3 Reserved Legislative Powers, Future Changes of Laws and Plans, Compelling Countervailing Public Interest. Nothing in this Amended Agreement shall limit the future exercise of the police power of the County in enacting zoning, subdivision, development, growth management, platting, environmental, open space, transportation and other land use plans, policies, ordinances and regulations after the date of this Amended Agreement. Notwithstanding the retained power of the County to enact such legislation under the police power, such legislation shall only be applied to modify the vested rights described in this Amended Agreement based upon policies, facts and circumstances meeting the compelling, countervailing public interest exception to the vested rights doctrine in the State of Utah. (Western Land Equities, Inc. v. City of Logan, 617 P.2d 388 (Utah 1980) or successor case and statutory law). Any such proposed change affecting the vested rights of the Developers and other rights under this Amended Agreement shall be of general application to all development activity in the Snyderville Basin; and unless the County declares an emergency, the Developers shall be entitled to prior written notice and an opportunity to be heard with respect to the proposed change and its applicability to The Canyons SPA Plan under the compelling, countervailing public policy exception to the vested rights doctrine. In the event that the County does not give prior written notice, Developers shall retain the right to be heard before an open meeting of the Board of County Commissioners in the event Developers allege that their rights under this Amended Agreement have been adversely affected.

Section 5.4 Reversion to Regulations. Should the County terminate this Amended Agreement under the provisions hereof, Developers' Property will thereafter comply with and be governed by the applicable County Development Code and General Plan then in existence, as well as with all other provisions of Utah State Law.

Section 5.5      Force Majeure.

        5.5.1 Any default or inability to cure a default caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, enemy or hostile governmental action, civil commotion, fire or other casualty, and other similar causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such party for a period equal to the period during which any such event prevented, delayed or stopped any required performance or effort to cure a default.

        5.5.2 In the event the real estate sales figures published by the Park City Board of Realtors show a 20% or greater decline for real estate sales in the Park City area for the comparable six-month period in the preceding year or if the number of beds rented published by the Park City Chamber of Commerce/Convention and Visitors Bureau for the Park City area shows a 10% or greater decline in the number of beds rented for the comparable six-month period of the preceding year, then the RVMA and /or The Colony Master Association may notify the Community
        Development Director of such downturn in the economy and request a six-month extension of all the time limits set forth herein. Upon the verification of such published figures, but in no event later than twenty (20) days after such request, the Director shall grant a six-month extension on all relevant dates of performance as set forth herein. The Director shall thereafter immediately provide notice of such extension to the Planning Commission and BCC. In the event such downturn continues, the Director may grant additional six month extensions for the duration of the downturn. The RVMA may request and receive up to a maximum of twenty-four (24) months of such extensions during the first fifteen (15) years of the term of this Amended Agreement.

Section 5.6 Continuing Obligations. Adoption of law or other governmental activity making performance by the Developers unprofitable, more difficult, or more expensive does not excuse the performance of the obligations by the Developers.

Section 5.7 Other Remedies. All other remedies at law or in equity, which are consistent with the provisions of this Amended Agreement, are available to the parties to pursue in the event there is a breach.

Section 5.8      Dispute Resolution.

        5.8.1 Binding Arbitration. In the event that the default mechanism contained herein shall not sufficiently resolve a dispute under this Amended Agreement, then every such continuing dispute, difference, and disagreement shall be referred to a single arbitrator agreed upon by the parties, or if no single arbitrator can be agreed upon, an arbitrator or arbitrators shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be resolved by the binding decision of the arbitrator, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. However, in no instance shall this arbitration provision prohibit the County from exercising enforcement of its police powers where Developers are in direct violation of the Code.

        5.8.2 Institution of Legal Action. Enforcement of any such arbitration decision shall be instituted in the Third Judicial District Court of the County of Summit, State of Utah, or in the United States District Court for Utah.

        5.8.3 Rights of Third Parties. This Amended Agreement is not intended to affect or create any additional rights or obligations on the part of third parties.

        5.8.4 Third Party Legal Challenges. In those instances where, in this Amended Agreement, Developers have agreed to waive a position with respect to the applicability of current County policies and requirements, or where Developers have agreed to comply with current County policies and requirements, Developers further agree not to participate either directly or indirectly in any legal challenges to such County policies and requirements by third parties, including but not limited to appearing as a witness, amicus, making a financial contribution thereto, or otherwise assisting in the prosecution of the action.

        5.8.5 Enforced Delay, Extension of Times of Performance. In addition to specific provisions of this Amended Agreement, performance by the County, the Master Developer, or a Participating Landowner hereunder shall not be deemed to be in default where delays or defaults are due to war, insurrection, strikes, walkouts, riots, floods, earthquakes, fires, casualties, or acts of God. An extension of time for such cause shall be granted in writing by County for the period of the enforced delay or longer, as may be mutually agreed upon.

        5.8.6 Attorney's Fees. Should any party hereto employ an attorney for the purpose of enforcing this Amended Agreement, or any judgment based on this Amended Agreement, or for any reasons or in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, including appeals or re-hearings, and whether or not an action has actually commenced, the prevailing party shall be entitled to receive from the other party thereto reimbursement for all attorney's fees and all costs and expenses. Should any judgment or final order be issued in that proceeding, said reimbursement shall be specified therein.

        5.8.7 Venue. Venue for all legal proceedings related to this Amended Agreement shall be in the District Court for the County of Summit, in Coalville, Utah.

        5.8.8 Damages upon Termination. Except with respect to just compensation and attorneys' fees under this Amended Agreement, Developers shall not be entitled to any damages against the County upon the unlawful termination of this Amended Agreement.

Section 5.9      Term of Agreement and Automatic Renewal.

        5.9.1 Term. The term of this Amended Agreement shall commence on and the Effective Date of this Amended Agreement shall be the effective date of Ordinance 334-A, which approved this Amended Agreement. The Term of this Amended Agreement shall extend for a period of fifteen (15) years following the Effective Date above-referenced unless this Amended Agreement has been earlier renewed or terminated, or its term otherwise modified by written amendment pursuant to the provisions of this Amended Agreement (the "Term").

        5.9.2 Renewal. This Amended Agreement may be renewed by the Developers upon identical terms and conditions for up to three (3) additional five
        (5) year terms so long as there has been demonstrated substantial compliance with the terms of this Amended Agreement. This Amended Agreement shall be automatically so renewed unless all of the Developers notify the County in writing to the contrary at least one year prior to the commencement of such renewal term or the County notifies the Developers of a failure to substantially comply with the terms of this Amended Agreement at least 90 days prior to the commencement of such renewal term.

Section 5.10  Termination.

        5.10.1 Termination for Inaction. The Master Developer and any Participating Landowner shall be required to proceed with submittal of applications for Development Approvals in a timely manner. If no application for a Development Approval is applied for during any five
        (5) year period within the term of this Amended Agreement, then this Amended Agreement shall be terminated for inaction.

        5.10.2 Termination Upon Completion of Development. This Amended Agreement shall terminate when the Property has been fully developed and all of the Developers' and the County's obligations in connection therewith are satisfied, or at the expiration of the term of this Amended Agreement and any renewals thereof, whichever is sooner. Upon termination of this Amended Agreement, the County shall record a notice that the Amended Agreement has been terminated.

        5.10.3 Effect of Termination on Developer Obligations. Termination of this Amended Agreement as to any Developer of the Property or any portion thereof shall not affect any of such Developer's obligations to comply with the Collective Standards and the terms and conditions of any applicable zoning, or subdivision plat, site plan, building permit, or other land use entitlements approved with respect to the Property, nor shall it affect any other covenants or any other development requirements specified or created pursuant to this Amended Agreement. Termination of this Amended Agreement shall not affect or invalidate in any manner the Master Developer's and any Participating Landowner's obligations of indemnification and defense under Section 6.7 or the survival provisions of Section 3.10.

        5.10.4 Effect of Termination on the County Obligations. Upon any termination of this Amended Agreement, the entitlements, conditions of development, limitations on fees, and all other terms and conditions of this Amended Agreement shall no longer be vested hereby with respect to the property affected by such termination (provided vesting of such entitlements, conditions or fees may then be established for such property pursuant to then existing planning and zoning law), and the County shall no longer be prohibited by this Amended Agreement from making any changes or modifications to such entitlements, conditions, or fees applicable to such property.

Section 5.11 Successors and Assigns. This Amended Agreement shall be binding on the successors and assigns of the Developers in the ownership or development of any portion of the Property. Notwithstanding the foregoing, a purchaser of the Property or any portion thereof shall be responsible for performance of the Developers' obligations hereunder as to the portion of the Property so transferred in accordance with the provisions of Section 5.12.1 hereof.

Section 5.12     Release.

        5.12.1 Transfer of Property. Developers shall be entitled to sell or transfer any portion of the Property subject to the terms of this Amended Agreement upon written notice to the County and acknowledgement signed by the transferee and the County. Notwithstanding the foregoing, Developers shall not be required to notify the County or obtain the County's consent with regard to the sale of lots in single or multi-family residential subdivisions or commercial areas that have been platted and received Development Approval in accordance with the terms of this Amended Agreement. In the event of a transfer of all or a portion of the Property subject to this Agreement, such transferring Developer shall obtain an assumption by the transferee of that Developer's obligations under this Amended Agreement, and, in such event, the transferee shall be fully substituted for the transferring Developer under this Amended Agreement as to the Project Site so transferred, and the transferring Developer shall be released from any further obligations with respect to this Amended Agreement as to the parcel so transferred. In the event of any such transfer of Developers' interests in all or a portion of the Property, the assignee shall be deemed to be the Developer for all purposes under this Amended Agreement with respect to that portion of the Property so transferred.

        5.12.2 Mutual Releases. At the time of, and subject to, (i) the expiration of any applicable appeal period with respect to the approval of this Amended Agreement without an appeal having been filed or (ii) the final determination of any court upholding this Amended Agreement, whichever occurs later, and excepting the parties' respective rights and obligations under this Amended Agreement, Developers, on behalf of themselves and Developers' partners, officers, directors, employees, agents, attorneys and consultants, hereby release the County and the County's board members, officials, employees, agents, attorneys and consultants, and the County, on behalf of itself and the County's board members, officials, employees, agents, attorneys and consultants, hereby releases Developers and Developers' partners, officers, directors, employees, agents, attorneys and consultants, from and against any and all claims, demands, liabilities, costs, and expenses of whatever nature, whether known or unknown, and whether liquidated or contingent, arising on or before the date of this Amended Agreement in connection with the application, processing or approval of the Canyons SPA Zone District, Canyons SPA Plan, and this Amended Development Agreement, to include any claims for vested development rights by any Developers on property which is within the Canyons SPA Zone District.

Section 5.13 Amendments to this Amended Agreement. This Amended Agreement may be amended from time to time upon written notice to the Master Developer and by mutual written consent of the County and the Developer or Developers whose property is the subject of the proposed amendment or whose property is directly impacted by such amendment.

        5.13.1 Substantial Amendments. Any amendment to this Amended Agreement that alters or modifies the Term of this Amended Agreement, permitted uses, increased density or intensity of use, deletion of any major public amenity described herein, or provisions for reservation and dedication of land, including open space dedications, shall be deemed a "Substantial Amendment" and shall require a noticed public hearing and recommendation by the Planning Commission and a noticed public hearing and decision by the Board of County Commissioners pursuant to the Equal Dignities Rule prior to the execution of such an amendment. Unless otherwise provided by law, all other amendments may be executed without a noticed public hearing or recommendation by the Planning Commission.

        5.13.2 Administrative Amendments. All amendments to this Amended Agreement that are not Substantial Amendments shall be Administrative Amendments and shall not require a public hearing or recommendation of the Planning Commission prior to execution by the parties of such an amendment. The Director shall be empowered by the BCC to make all final administrative amendment decisions.

        5.13.3 Effect of Amendment. Any amendment to this Amended Agreement shall be operative only as to those specific portions of this Amended Agreement expressly subject to the amendment, with all other terms and conditions remaining in full force and effect without interruption.

                                    ARTICLE 6
                            MISCELLANEOUS PROVISIONS

Section 6.1 Project is a Private Undertaking. It is agreed among the parties that the Project is a private development and that the County has no interest therein except as authorized in the exercise of its governmental functions. The Project is not a joint venture, and there is no such relationship involving the County. Nothing in this Amended Agreement shall preclude the Master Developer and any Participating Landowner from forming any form of investment entity for the purpose of completing any portion of the Project.

Section 6.2 Construction of Agreement. This Amended Agreement shall be construed so as to effectuate the public purpose of resolving disputes, implementing long-range planning objectives, obtaining public benefits, and protecting any compelling, countervailing public interest; while providing reasonable assurances of continued vested development rights under this Amended Agreement.

Section 6.3 Covenant Running with Land. This Amended Agreement shall be recorded against all legal parcels of record within the Property described in Summit County Ordinance 333-A. All the terms and conditions contained herein shall be deemed to "run with the land" and shall be binding on and shall inure to the benefit of all successors in ownership of parcels within the Property. As used herein, Developers shall include the parties signing this Amended Agreement and identified as "Developers," and all successor owners of any parcel of land within the Property.

        Section 6.4 Notices. All notices hereunder shall be given in writing by certified mail, postage prepaid, at the following addresses:

To the County:

        The Board of County Commissioners of Summit County
        Summit County Courthouse
        P.O. Box 128
        Coalville, Utah  84017

        Summit County Director of Community Development
        P.O. Box 128
        Coalville, Utah  84017

With copies to:

        David L. Thomas
        Deputy Summit County Attorney
        P.O. Box 128

        Coalville, Utah  84017

To the Master Developer:

        Greg Spearn
        Senior Vice President
        The Canyons
        4000 The Canyons Resort Drive
        Park City, Utah 84098

        Julianne C. Ray
        Vice President and Assistant General Counsel
        American Skiing Company Resort Properties, Inc.
        One Monument Way
        Portland, Maine 04101

With copies to:

        Clark Thompson, Esq.
        Bracewell and Patterson
        711 Louisiana, Suite 2900
        Houston, TX 77002-2781


To the Participating Landowners:

        At the addresses set forth in Ordinance 333-A.

Or to such other addresses or to the attention of such other person as either party or their successors may designate by written notice.

        Section 6.5 Recordation of Agreement. The County Clerk of Summit County shall, within ten (10) days after the Effective Date of the ordinance adopting this Amended Agreement, record this Amended Agreement.

        Section 6.6 Severability. If any provision of this Amended Agreement, or the application of such provision to any person or circumstance, is held invalid, void, or unenforceable, but the remainder of this Amended Agreement can be enforced without failure of material consideration to any party, then the remainder of this Amended Agreement shall not be affected thereby and it shall remain in full force and effect, unless amended or modified by mutual consent of the parties. If any material provision of this Amended Agreement is held invalid, void, or unenforceable or if consideration is removed or destroyed, the Master Developer or the County shall have the right in their sole and absolute discretion to terminate this Amended Agreement by providing written notice of such termination to the other party.

        Section 6.7 Indemnification and Hold Harmless.

        6.7.1 Agreement of Developers. Developers agree to indemnify and hold harmless the County, its officers, agents, employees, consultants, attorneys, special counsel and representatives from liability:

                 (a) For damages, just compensation, restitution, judicial or equitable relief arising out of claims for personal injury, including death, and claims for property damage that may arise from the direct or indirect operations of the Developers or their contractors, subcontractors, agents, employees or other persons acting on their behalf which relates to The Canyons SPA Plan; and

                 (b)  From  any   claim   that   damages,   just   compensation,
                 restitution, judicial or equitable relief is due by reason of the terms of or effect arising from this Amended Agreement.

        6.7.2 Developers agree to pay all costs for the defense of the County and its officers, agents, employees, consultants, attorneys, special counsel and representatives regarding any action for damages, just compensation, restitution, judicial or equitable relief caused or alleged to have been caused by reason of Developers' actions in connection with The Canyons SPA Plan or any claims arising out of this Amended Agreement.

        6.7.3 The agreement of the Developers to indemnify and hold harmless the County in this Section 6.7 shall apply regardless of whether or not the County prepared, supplied or approved this Amended Agreement, plans or specifications, or both, for the Project. The County may make all reasonable decisions with respect to its representation in any legal proceeding. The County agrees to enforce the provisions of this Section
        6.7 solely against those individual Developers within The Canyons SPA Plan whose actions give rise to claims for damages that are the subject of a particular claim for indemnification hereunder.

        6.7.4 The agreements of Developers in this Section 6.7 shall not be applicable to (i) any claim arising by reason of the negligence or intentional tortious actions of the County, or (ii) any claim reserved by Developers under the terms of this Amended Agreement for just compensation or attorneys fees.

        6.7.5 The County shall give written notice of any claim, demand, action or proceeding which is the subject of the Developers' agreement under this Section 6.7 as soon as practicable but not later than ten (10) days after the assertion or commencement of the claim, demand, action or proceeding. In the case any such notice is given, the County shall be entitled to participate in the defense of such claim. Each party agrees to cooperate with the other in the defense of any claim and to minimize duplicative costs and expenses.

        Section 6.8 Interest of Developers. The Developers intend to hold a fee interest in all or a portion of the Property at all times necessary to the performance of its obligations hereunder and that all other persons holding legal or equitable interests in the Property are to be bound by this Amended Agreement. Developers acknowledge that County requires them to execute this Amended Agreement so that the entire Property and each parcel of record included therein will be subject to this Amended Agreement until such time as Developers have completed their obligations as specified in this Amended Agreement. Notwithstanding anything set forth in this Amended Agreement to the contrary:

        (a) The Property shall be subject to this Amended Agreement, and any development of any portion of the Property shall be subject to and in accordance with the terms of this Amended Agreement.

        (b) Nothing in this section shall relieve the Master Developer or any Participating Landowner from requirements set forth in Section 3.10.

        Section 6.9 Time of the Essence. Time is of the essence in this Amended Agreement.

        Section 6.10 Names and Plans. The Master Developer and any Participating Landowner shall be the sole owner of all names, titles, plans, drawings, specifications, ideas, programs, designs, and work products of every nature at any time developed, formulated, or prepared by or at the instance of the Master Developer and any Participating Landowner in connections with the Property, subject to the County's disclosure obligations under the Government Records and Management Act in accordance with Utah State law.

        Section 6.11 Computation of Time. In computing any period of time pursuant to this Amended Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday.

        Section 6.12 Titles and Captions. All section titles or captions contained in this Amended Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation hereof.

        Section 6.13 Entire Agreement. This Amended Agreement constitutes the entire agreement between the parties with respect to the issues addressed herein and supersedes all prior agreements, whether oral or written, covering the same subject matter. This Amended Agreement may not be modified or amended except in writing mutually agreed to and accepted by the County and the Master Developer and Participating Landowners in accordance with Section 5.13 of this Amended Agreement.

        Section 6.14 No Waiver. Failure of a party hereto to exercise any right hereunder shall not be deemed a waiver of any such right and shall not affect the right of such party to exercise at some future time said right or any other right it may have hereunder. Unless this Amended Agreement is amended by vote of the Board of County Commissioners taken with the same formality as the vote approving this Amended Agreement, no officer, official or agent of the County has the power to amend, modify or alter this Amended Agreement or waive any of its conditions as to bind the County by making any promise or representation not contained herein.

        Section 6.15 Execution of Agreement. This Amended Agreement may be executed in multiple parts or originals or by facsimile copies of executed originals; provided, however, if executed and evidence of execution is made by facsimile copy, then an original shall be provided to the other party within seven (7) days of receipt of said facsimile copy.

        Section 6.16 Relationship of Parties. The contractual relationship between the County and the Master Developer and Participating Landowners arising out of this Amended Agreement is one of independent contractor and not agency. This Amended Agreement does not create any third party beneficiary rights. It is specifically understood by the parties that: (a) The Canyons SPA Plan is a private development; (b) County has no interest in, responsibilities for, or duty to third parties concerning any public improvements to the Property unless the County accepts the public improvements pursuant to the provisions of this Amended Agreement or in connection with subdivision or condominium plat or site plan approval; and (c) Developers shall have the full power and exclusive control of the Property subject to the obligations of the Developers set forth in this Amended Agreement.

        Section 6.17 Applicable Law. This Amended Agreement is entered into under and pursuant to, and is to be construed and enforceable in accordance with, the laws of the State of Utah.

        Section 6.18 Local Laws and Standards. Where this Amended Agreement refers to "local laws and standards" it means the laws and standards of general applicability to The Canyons SPA Plan and all other developed and subdivided properties within the Snyderville Basin of Summit County.

        Section 6.19 State and Federal Law. The parties agree, intend and understand that the obligations imposed by this Amended Agreement are only such as are consistent with state and federal law. The parties further agree that if any provision of this Amended Agreement becomes, in its performance, inconsistent with state or federal law or is declared invalid, this Amended Agreement shall be deemed amended to the extent necessary to make it consistent with state or federal law, as the case may be, and the balance of this Amended Agreement shall remain in full force and effect.

        Section 6.20 Exhibits Incorporated. All Exhibits in the Book of Exhibits are incorporated by reference herein as if fully set forth herein.

        Section 6.21 School and Institutional Trust Lands. Notwithstanding any other provision of this Agreement to the contrary, all obligations imposed under this Agreement as they may relate to the State of Utah acting by and through the School and Institutional Trust Lands Administration or its successor agencies, shall be satisfied by the Master Developer, and all parties to this Agreement agree to look solely to the Master Developer in any action to enforce this Agreement with respect to lands owned by the State of Utah. Nothing in this Agreement or the exhibits thereto shall be deemed to waive the sovereign immunity of the State of Utah except through compliance with the Utah Governmental Immunity Act; to permit the imposition or enforcement of any lien or assessment as against state lands; or to waive the provisions of Utah Code Ann. ss. 17-27-104.5 or any successor statute; provided, however, that the State of Utah, by execution of this Agreement, agrees to grant conservation easements directly in the manner required by paragraph 3.8.2.2.1 of this Agreement for the benefit of the County, and to adhere to the density allocation for State property provided by this Agreement and the Canyons SPA Plan.

        IN WITNESS WHEREOF, this Amended Agreement has been executed by Summit County, acting by and through the Board of County Commissioners of Summit County, State of Utah, pursuant to Ordinance ______, authorizing such execution, and by a duly authorized representative of Developers, as of the above stated date.


                                            BOARD OF COUNTY COMMISSIONERS OF
                                            SUMMIT COUNTY, STATE OF UTAH

                                            By: /s/ Sheldon D. Richins
                                               ---------------------------------
                                                 Sheldon D. Richins, Chairman


STATE OF UTAH                       )
                                    )         : ss.
COUNTY OF SUMMIT                    )

The  foregoing   instrument  as  acknowledged  before  me  this 15th   day  of
November, 1999, by Sheldon D. Richins, Chairman of the Board of County Commissioners of Summit County, State of Utah.

/s/ Marsha S. Crittenden
----------------------------------------
Notary Public
Residing at:Coalville, Utah

My commission expires: 8/14/03

                                    ASC UTAH, INC., d.b.a. THE CANYONS

                                       /s/ Greg Spearn
                                    ------------------------------------

STATE OF UTAH                       )
                                    )        :ss.
COUNTY OF SUMMIT                    )

The  foregoing   instrument  was  acknowledged   before  me  this  15th day  of
November, 1999, by Greg Spearn, Vice President of ASC Utah, Inc.

/s/ Spencer Sanders
----------------------------------------
Notary Public
Residing at:Salt Lake County, UT

My commission expires:  11/12/03

                                 AMERICAN SKIING COMPANY RESORT PROPERTIES, INC.

                                 /s/ Edward L. Grampp, Jr.
                                 ---------------------------------------
                                 By: Edward L. Grampp, Jr.
                                 Its: Vice President

STATE OF UTAH                       )
                                    )        :ss.
COUNTY OF SUMMIT                    )

     The foregoing instrument was acknowledged before me this 15th day of November, 1999, by Edward L. Grampp, Vice Presidnet of American Skiing Company Resort Properties, Inc.

/s/ Spencer Sanders
----------------------------------------
Notary Public
Residing at: Salt Lake County

My commission expires: 11/12/03


                                  C & M Properties, LLC

                                  By: /s/ Raymond Klein
                                  Its: Manager

STATE OF UTAH       )
                    )  :ss
COUNTY OF SUMMIT    )

The foregoing instrument was acknowledged before me this 17th day of November 1999, by Raymond Klein.

                                  /s/ Sabra Karr Dator
                                  Notary Public
                                  Residing at: Summit Co.
                                  My Commission Expires:
                                  June 25, 2003


                                  Silver King Mines

                                  By: /s/ JW Giallivan, Jr
                                  Its: President

STATE OF UTAH       )
                    )  :ss.
COUNTY OF SUMMIT    )

The foregoing instrument was acknowledged before me this 8th day of November 1999, by Jack Giallivan, Jr.

                                  /s/ Angelica Perez
                                  Notary Public
                                  Residing at: Summit County
                                  My Commission Expires:
                                  November 12, 2002

                                  D A Osguthorpe Family Partnership

                                  By: /s/ Stephen A. Osguthorpe
                                  Its: Owner

STATE OF Utah       )
                    ) :ss.
COUNTY OF Summit    )

The foregoing instrument was acknowledged before me this 7th day of November 1999, by Stephen A. Osguthorpe.

                                  /s/ Angelica Perez
                                  Notary Public
                                  Residing at: Summit County
                                  My Commission Expires:
                                  November 12, 2002


                                  Parkwest Associates

                                  By: /s/ Walter J. Plumb
                                      /s/ James C. Nogg
                                  Its: General Partners

STATE OF Utah       )
                    ):ss:
COUNTY OF Summit    )

The foregoing instrument was acknowledged before me this 9th day of November 1999, by Walter J. Plumb, III and James C. Nogg.

                                  /s/ Angelica Perez
                                  Notary Public
                                  Residing at: Summit County
                                  My Commission Expires:
                                  November 12, 2002






                                  Beaver Creek Associates

                                  By: illegible
                                  Its: Pres., Madison Company, Gen. Partner

STATE OF UTAH       )
                    )  :ss.
COUNTY OF SUMMIT    )



The foregoing instrument was acknowledged before me this 9th day of November 1999, by illegible.

                                  Angelica Perez
                                  Notary Public
                                  Residing at: Summit County
                                  My Commission Expires:
                                  November 12, 2002





                                  Olympus Construction LLC
                                  (Jaffe - Groutage Parcel)

                                  By: /s/ Scott Jaffa
                                  Its: General Manager

STATE OF UTAH       )
                    )  :ss.
COUNTY OF SUMMIT    )

The foregoing instrument was acknowledged before me this 8th day of November 1999, by Scott Jaffa.

                                  /s/ Angelica Perez
                                  Notary Public
                                  Residing at: Summit County
                                  My Commission Expires:
                                  November 12, 2002


                                  The Canyons Cabin Club, LLC
                                 (Baker Parcel)

                                  By: /s/ Joan B. Edwards
                                  Its: Principal



STATE OF UTAH       )
                    )  :ss.
COUNTY OF SUMMIT    )

The foregoing instrument was acknowledged before me this 6th day of November 1999, by Joan B. Edwards.

                                  /s/ Angelica Perez
                                  Notary Public
                                  Residing at: Summit County
                                  My Commission Expires:
                                  November 12, 2002




                                  Harold R. & Ruth B. Weight

                                 By: /s/ Harold R. Weight
                                     /s/ Ruth B. Weight
                                 Its: Owners

STATE OF UTAH       )
                    )  :ss.
COUNTY OF SUMMIT    )

The foregoing instrument was acknowledged before me this 6th day of November 1999, by Ruth B. Weight and Harold R. Weight.


                                  /s/ Angelica Perez
                                  Notary Public
                                  Residing at: Summit County
                                  My Commission Expires:
                                  November 12, 2002


                                  Sugarbowl Associates, LLC

                                  By: /s/ Walter J. Plumb
                                      /s/ Ronald Ferrin
                                      Its: General Partners


STATE OF UTAH       )
                    )  :ss.
COUNTY OF SUMMIT    )

The foregoing instrument was acknowledged before me this 9th day of November 1999, by Walter J. Plumb and Ronald A. Ferrin.


                                  /s/ Angelica Perez
                                  Notary Public
                                  Residing at: Summit County
                                  My Commission Expires:
                                  November 12, 2002


                                  IHC Hospitals, Inc.
                                  aka IHC Health Services, Inc.

                                  By: /s/ Everett N. Goodwin Jr.
                                  Its: CFO


STATE OF UTAH       )
                    )  :ss.
COUNTY OF SUMMIT    )

The foregoing instrument was acknowledged before me this 5th day of November 1999, by Everett N. Goodwin, Jr.

                                   /s/ Janet P. Tuttle
                                   Notary Public
                                   Residing at: Salt Lake
                                   My Commission Expires:
                                   February 21, 2001




                                   Joseph L. Krofcheck


                                   By: /s/ J.L. Krofcheck
                                   Its:


STATE OF Virginia   )
                    )     :ss.
COUNTY OF Fairfax   )

The foregoing instrument was acknowledged before me this 10th day of November 1999, by J.L. Krofcheck.


                                   /s/ illegible
                                  Notary Public

                                 Residing at: Nur, Inc. Fairfax, Va.
                                 My Commission Expires:
                                 August 31, 2001



                                 Wolf Mountain Resorts, LC

                                 By: /s/ Kenneth Griswold

                                 Its: Managing Member



STATE OF UTAH       )
                    )  :ss.
COUNTY OF SUMMIT    )

The foregoing instrument was acknowledged before me this 15th day of November 1999, by Kenneth Griswold.
                                   /s/ Barbara L. Myers
                                   Notary Public
                                   Residing at: Park City
                                   My Commission Expires:
                                   April 10, 2002



                                   Willow Draw, LC

                                   By:/s/ Kenneth Griswold
                                   Its: Managing Member



STATE OF UTAH       )
                    )  :ss.
COUNTY OF SUMMIT    )

The foregoing instrument was acknowledged before me this 15th day of November 1999, by Kenneth Griswold.

                                   /s/ Barbara L. Myers
                                   Notary Public
                                   Residing at: Park City
                                   My Commission Expires:
                                   April 10, 2002


                                   /s/ William Lincoln Spoor
                                   /s/ Leslee Sherrill Spoor

                                   By: William Spoor
                                       Leslee Spoor



STATE OF UTAH       )
                    )  :ss.
COUNTY OF SUMMIT    )

The foregoing instrument was acknowledged before me this 12th day of November 1999, by Lincoln Spoor and Leslee Sherrill.

                                  /s/ Catherine Dalyai
                                  Notary Public
                                  Residing at: Sandy, UT
                                  My Commission Expires:
                                  May 25, 2000

                                  The Hansen Group, L.C.

                                  By: /s/ David M. Hansen
                                   Its: Member


STATE OF UTAH       )
                    )  :ss.
COUNTY OF SUMMIT    )

The foregoing instrument was acknowledged before me this 13th day of November 1999, by David M. Hansen, a member of The Hansen Group, L.C.

                                   /s/ Spencer G. Sanders
                                   Notary Public
                                   Residing at: Salt Lake County
                                   My Commission Expires:
                                   November 12, 2003


                                   Beaver Creek Associates

                                   By: /s/ Ronald Ferrin, Madison Co.,
                                   Its: Gen. Partner, President
                                   /s/ Walter J. Plums III, Secretary



STATE OF UTAH       )
                    )  :ss.
COUNTY OF SUMMIT    )

The foregoing instrument was acknowledged before me this 9th day of November 1999, by Ronald Ferrin & Walter J. Plums III.

                                  Angelica Perez
                                  Notary Public
                                  Residing at: Summit County
                                  My Commission Expires:
                                  November 12, 2002

                                  Thair Schneiter

                                  By: /s/ Walter J. Plumb
                                  Its: Attorney



STATE OF UTAH       )
                    )  :ss.
COUNTY OF SUMMIT    )

The foregoing instrument was acknowledged before me this 15th day of November 1999, by Walter J. Plumb

                                  /s/ William E. Casaday
                                  Notary Public
                                  Residing at: Salt Lake County

                                   My Commission Expires:
                                   January 18, 2000


                                   Gerald Freedman

                                   By: /s/ Gerald M. Friedman



STATE OF California      )
                         )     :ss.
COUNTY OF Los Angeles)

The foregoing instrument was acknowledged before me this 10th day of November 1999, by Gerald M. Friedman.

                                   /s/ Shirley S. Wawee
                                  Notary Public
                                  Residing at: Los Angeles, California
                                  My Commission Expires:
                                  July 19, 2003